UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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DUCOMMUN INCORPORATED

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Message to our Shareholders

Stephen G. Oswald

Chairman, President and
Chief Executive Officer

Dear Fellow Shareholders:

It is my pleasure to invite you to the 2022 Ducommun Incorporated Annual Meeting of Shareholders.

Once again, out of concern for the safety of our shareholders, employees and directors due to the ongoing uncertainty relating to the COVID-19 pandemic, and to permit shareholders from any location with access to the internet to participate, we are holding our annual shareholder meeting virtually. The annual meeting will be held on Wednesday, April 20, 2022 at 9:00 a.m., Pacific Time and you will be able to attend the annual meeting online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/DCO2022 and entering your control number. You will not be able to attend the annual meeting in person. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our annual meeting. The Board of Directors has fixed the close of business on February 22, 2022, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

In August 2020, I publically committed to a “Return to Growth” for Ducommun in 2021 and I am proud to have delivered on that promise. Our shareholders in 2021 were the beneficiaries of year-over-year improvements in earnings, revenue, operating income and backlog, as well as an all-time high earnings per share. These results were made possible by having the right footprint, cost structure, sales, general and administrative (“SG&A”) expense that was among the industry leaders, especially at the corporate level, and strong operational leadership and experience. I also want to thank our shareholders for sticking with us in 2021 and supporting the company, my team and our board as we gave our best efforts in overcoming the many challenges and crises over the past two years.

Finally, it is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card or vote by telephone or using the internet as instructed on the enclosed proxy card. Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

200 Sandpointe Avenue, Suite 700
Santa Ana, California 92707-5759
(657) 335-3665

April 20, 2022

DATE & TIME:
Wednesday, April 20, 2022
9:00 a.m. Pacific Time

PLACE: Online via live audio webcast at
www.virtualshareholdermeeting.com/DCO2022

NOTICE

of Annual Meeting
of Shareholders

Meeting Agenda

1.	Elect two directors named in the Proxy Statement to serve on the Board of Directors until Ducommun’s 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal
2.	Ratify the election of one director named in the Proxy Statement to serve on the Board of Directors until Ducommun’s 2024 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, subject to his earlier death, resignation or removal
3.	Approve Ducommun’s executive compensation on an advisory basis
4.	Approve a proposed amendment and restatement of Ducommun’s 2020 Stock Incentive Plan
5.	Ratify the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2022
6.	Transact any other business as may properly come before the meeting or any adjournment thereof

By Order of the Board of Directors

Santa Ana, California	Rajiv A. Tata
March 9, 2022	Secretary

RECORD DATE:

February 22, 2022

Your vote is very important. Please read the proxy materials carefully and submit your votes as soon as possible by the following methods set forth below to ensure your shares are represented at the 2022 Annual Meeting of Shareholders even if you cannot personally attend. Instructions for accessing the virtual annual meeting are more fully described in the accompanying proxy statement and a list of registered shareholders as of the record date will be accessible during the meeting at www.virtualshareholdermeeting.com/DCO2022. The record date for the annual meeting is February 22, 2022. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 20, 2022:

The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Shareholders are available at http://materials.proxyvote.com/264147

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET Go to www.proxyvote.com and follow the instructions	BY TELEPHONE Call 1-800-690-4903 prior to 11:59 pm on April 19, 2022	BY MAIL Sign the enclosed proxy card and mail it promptly in the enclosed postage-prepaid envelope	AT THE MEETING See page 73 for more information.

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Proxy Summary

This proxy summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement before voting your shares. For additional and more complete information regarding our 2021 performance, please review Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2021.

2022 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Wednesday, April 20, 2022, at 9:00 a.m. Pacific Time	Online via live audio webcast at www.virtualshareholdermeeting.com/DCO2022	February 22, 2022

Admission: To participate in the Annual Meeting online, including to vote during the Annual Meeting, stockholders will need the 16-digit control number included on their proxy card, the Notice or voting instruction form, or contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Meeting Agenda and Voting Matters

Proposal	Board’s recommendation	More information
Elect two directors to serve until the 2025 Annual Meeting	FOR each nominee	Page 11
Ratify the election of one director to serve until the 2024 Annual Meeting	FOR	Page 12
Approve Ducommun’s executive compensation on an advisory basis	FOR	Page 34
Approve a proposed amendment and restatement of Ducommun’s 2020 Stock Incentive Plan	FOR	Page 63
Ratify the selection of the independent auditors	FOR	Page 70

2021 Return to Growth Performance Achievements

The year ended December 31, 2021 marked a “Return to Growth” for Ducommun. We effectively leveraged many of our successes from the prior year, including a historically high backlog in our defense business, and experienced a modest level of recovery from some of our original equipment manufacturer customers in Commercial Aerospace. In addition, having the right footprint, cost structure, general and administrative (“SG&A”) expenses among industry leaders, especially at the corporate level, operational leadership and experience, Ducommun met its commitment to “Return to Growth” in 2021 made by our Chief Executive Officer (“CEO”), Stephen G. Oswald, publicly in August 2020. The critical metrics such as earnings, revenue, operating income and backlog, as well as achieving all-time high earnings per share are summarized in the tables and graphs below:

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*	Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.
**	Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.
***	Based on 11,728,212 shares outstanding and closing price of $53.70 per share as of December 31, 2020.
****	Based on 11,925,087 shares outstanding and closing price of $46.77 per share as of December 31, 2021.
(1)	Adjusted EBITDA, Adjusted EBITDA Margin and Backlog are non-GAAP financial measures. For a discussion of these measures and for a reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

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Total Shareholder Return vs. Proxy Peers, Russell 2000 and Selected Indices

Comparison of 3 Year* Cumulative Total Return
Ducommun Inc. vs. Median of Peers** and Russell 2000, NYSE and Dow Jones Indices***
Assumes Initial Investment of $100
December 2018

*	Data depicted in the graph is as of December 31 of each year.
**	For information about our peer group, see “Compensation Discussion and Analysis–Benchmarking and Peer Groups.”
***	Included to depict Ducommun’s performance against the broad, general market.

Cumulative Total Shareholder Return as of December 31,
	2018	2019	2020	2021
Ducommun Incorporated	$ 100	$ 139	$ 148	$ 129
Russell 2000 Index	$ 100	$ 126	$ 151	$ 173
Median of proxy peers	$ 100	$ 122	$ 119	$ 111
NYSE Composite Index	$ 100	$ 122	$ 128	$ 151
Dow Jones Industrial Average	$ 100	$ 125	$ 138	$ 166

Our relative total shareholder return (“TSR”) compared to the Russell 2000 Index over the 3-year period between 2019 and 2021 was in the 46th percentile, ranking 938th out of 2000 companies.(1)

(1)	“Final Report Determination for Performance Shares Granted in 2019,” Willis Towers Watson, January 14, 2021.

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Information About the Board of Directors

Director	Age	Gender	Under- represented	Principal Occupation	Director Since	Term Expires	Independent?	Committees
Nominees for election at the 2022 Annual Meeting
Robert C. Ducommun	70	M	N	Business advisor	1985	2022	Yes	Audit G&N (chair)
Dean M. Flatt Independent Lead Director	71	M	N	Former President, Defense & Space, Honeywell International	2009	2022	Yes	Comp (chair) G&N
Ratification of Elected Director
Jay L. Haberland	71	M	N	Former Vice President, United Technologies Corporation	2009	2024	Yes	Audit (chair) Comp
Continuing Directors
Richard A. Baldridge	63	M	Y	President and Chief Executive Officer, Viasat Inc.	2013	2023	Yes	Audit Innovation
Shirley G. Drazba	64	F	N	Former Corporate Vice President, Product Line Strategy & Innovation, IDEX Corporation	2018	2024	Yes	Comp Innovation (chair)
Sheila G. Kramer	62	F	N	Vice President, Chief Human Resources Officer, Donaldson Company, Inc.	2021	2024	Yes	G&N
Stephen G. Oswald	58	M	N	Chairman, President and Chief Executive Officer, Ducommun Incorporated	2017	2023	No	Innovation
Samara A. Strycker	50	F	N	Senior Vice President Controller and Treasurer, Navistar International Corporation	2021	2023	Yes	Audit

Ducommun is very proud that all three directors appointed to our Board of Directors (the “Board”) since 2018 are female. The tenure of our directors, as well as our Board’s diversity and independence are summarized in the graphs below.

Directors’ Tenure   Director Diversity & Independence (%)

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Corporate Governance Highlights

•	Stringent stock ownership guidelines for directors and executive officers
•	Lead Independent Director with significant authority and responsibilities
•	All committees except the Innovation Committee are made up entirely of independent directors
•	The Board and each Board committee conducts an annual self-evaluation
•	100% attendance at all 2021 Board and committee meetings
•	Board-level oversight of all ESG and cybersecurity initiatives
•	Regular shareholder engagement activities
•	Clawback policy applies to all incentive compensation and vested performance-based equity awards
•	Company-wide prohibition on hedging or pledging Ducommun securities
•	Annual advisory vote on executive compensation
•	Confidential ethics hotline available 24/7 by telephone or internet

Executive Compensation Highlights

Our executive compensation program is oriented towards a pay-for-performance approach. In 2021, performance-based compensation represented a significant percentage of the total target compensation for each of the named executive officers.

2021 Pay Mix*

CEO Compensation Mix   NEO Compensation Mix

*	“Equity” includes the fair value of equity grants in 2021, based upon grant date fair value as disclosed in the 2021 Summary Compensation Table. Please also note that we do not offer any type of pension plan for our CEO or NEOs.

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Environmental and Safety Highlights

Over the four-year period between January 1, 2018, and December 31, 2021, Ducommun’s lost time incident rate(2) decreased by 56% and the total recordable incident rate(3) decreased by 68%:

Lost Time Incident Rate   Total Recordable Incident Rate

Between 2018 and 2021, there was a 28% decrease in combined Scope 1 and 2 greenhouse gas emissions, and a 17% reduction in Ducommun’s total energy usage:

Scope 1 and 2: Greenhouse Gas Emissions (tons CO2)   Total Energy Use (GigaJoules)

(2)	Lost time incidents are defined as incidents that resulted in days away from work. This measure is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. The annual lost time incident rate is calculated by dividing the total number of lost time injuries in a year by the total number of hours worked in a year.
(3)	The total recordable incident rate is calculated by multiplying the annual number of OSHA Recordable Cases by 200,000, and dividing the product by the total hours worked by all employees during the year. The number 200,000 is used in the calculation to represent the number of hours worked in a year by 100 employees working 40 hours per week over 50 weeks, which provides the basis for calculating the incident rate for the entire year.

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Important Note Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this Proxy Statement are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Proposal 1
Election of Directors

Our Board is divided into three classes, with one class elected at each annual meeting of shareholders. Directors of each class are elected to serve for three-year terms. The Board has currently fixed the size of the Board at eight directors.

Our Certificate of Incorporation provides that when the Board consists of eight directors, only two members can be eligible to stand for election as Class 2025 Directors. In light of that limitation and other factors, on March 7, 2022, our Board, upon the recommendation of our Corporate Governance and Nominating Committee, reconstituted Ducommun’s Class of 2022 and Class of 2024 Directors. In connection therewith, on March 7, 2022, Mr. Jay Haberland, a member of Ducommun’s Class of 2022 Directors agreed to resign from such class subject to his election as a Class of 2024 Director. On March 7, 2022, our Board, upon the recommendation of our Corporate Governance and Nominating Committee, appointed Mr. Haberland to the class of 2024 Directors, and nominated the two remaining members of the class of 2022 Directors, Messrs. Robert. C. Ducommun and Dean M. Flatt, for election for a three-year term ending at the Annual Meeting of Shareholders in 2025 and until their respective successors have been duly elected and qualified, subject to their earlier death, resignation, or removal. Accordingly, at the Annual Meeting, shareholders will be asked to elect each of Messrs. Ducommun and Flatt as Class of 2025 Directors. As discussed in Proposal 2: Ratification of Elected Director, we will also be asking our shareholders to ratify the election of Mr. Haberland as a Class of 2024 Director.

In the absence of a contrary direction, proxies will be voted for the election of Messrs. Ducommun and Flatt. If either nominee becomes unable or unwilling to serve as a director at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce its size. We have no reason to believe that Messrs. Ducommun or Flatt will be unwilling or unable to serve for the stated terms if elected as directors. In the event that anyone other than Ducommun’s two nominees is nominated for election as a director, the proxy holders are not required to vote for all of the nominees and in their discretion may cumulate votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. DUCOMMUN AND FLATT AS CLASS OF 2025 DIRECTORS.

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Proposal 2
Ratification of Elected Director

In March 2022, upon the recommendation of our Corporate Governance and Nominating Committee, our Board reconstituted the Board’s classes, appointing Mr. Haberland to the Class of 2024 Directors. The Board is authorized to take such action without shareholder consent or ratification under Ducommun’s Certificate of Incorporation and Bylaws. However, we are requesting ratification because we believe it is a matter of good corporate practice. Accordingly, our Board is asking shareholders to ratify the election of Mr. Haberland as a Class of 2024 Director, to serve for a two year-term lasting until the Annual Meeting of Shareholders in 2024 and until his successor has been duly elected and qualified, subject to his earlier death, resignation, or removal. In the absence of a contrary direction, proxies will be voted to ratify the election of Mr. Haberland as a Class of 2024 Director. If Ducommun’s shareholders do not ratify the election of Mr. Haberland as a class 2024 Director, Mr. Haberland will continue to serve as a class of 2024 Director, but the Board will consider this factor, among others, in determining whether to renominate Mr. Haberland as a Director at Ducommun’s 2024 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE ELECTION OF MR. HABERLAND AS A CLASS OF 2024 DIRECTOR.

Corporate Governance

Directors’ Skills and Diversity

The Board of Directors believes that the Board, as a whole, should possess the combination of skills, professional experience, and diversity of backgrounds necessary to oversee our management and support the interests of our shareholders. In addition, the Board has outlined in our Corporate Governance Guidelines certain attributes it believes every director should possess. Accordingly, the Board and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates both individually and in the broader context of the Board’s overall composition and our current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending director membership criteria to the Board for approval. The current criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with our interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board to assess the skills, experience, and perspectives that are currently represented and to determine which skills, experience, and perspectives will be valuable in the future given our current state and strategic direction. As part of this periodic assessment, the Corporate Governance and Nominating Committee also evaluates the effectiveness of the overall Board dynamic, including the effectiveness of our initiatives related to board diversity.

While we do not have a formal policy on board diversity, Ducommun’s Corporate Governance Guidelines reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential component of effective governance. We therefore are committed to the perspective that Board diversity is not reflected solely in the variety of our directors’ professional backgrounds and experiences. Rather, we believe that the quality of our deliberations and decisions, and of our overall governance, is enhanced by the perspectives represented by directors with different personal characteristics, particularly, gender, race, cultural heritage and age. As a result, the Corporate Governance and Nominating Committee has been deliberate in striving to achieve a broad range of diversity in the pools from which qualified director candidates are selected, as it has worked over the last three years to identify successors to a group of very capable directors. With the assistance of Spencer Stuart, an independent executive search firm, the Corporate Governance and Nominating Committee successfully identified and engaged Ms. Drazba, and over the last nine months Mmes. Kramer and Strycker, each from competitive pools of candidates, and recommended to the Board that they each be appointed as directors.

The Corporate Governance and Nominating Committee supports the Board’s commitment to engaging a diverse field of director candidates. As Board seats become available, the Corporate Governance and Nominating Committee will continue to actively identify qualified women and individuals from underrepresented communities to include in the pool from which Board nominees are chosen. The Corporate Governance and Nominating Committee is confident that this commitment will contribute to better representation and higher visibility for individuals with diverse perspectives and personal characteristics.

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In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the Corporate Governance and Nominating Committee has reviewed a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and experience. Below is a matrix of the skills represented on our Board.

	Oswald	Baldridge	Drazba	Ducommun	Flatt	Haberland	Kramer	Strycker
Senior Leadership Significant experience leading organizations, developing business strategies and talent
Global/International Global business and international experience necessary for expanding the footprint of the organization
Financial Expertise with complex financial transactions and optimizing capital structures
Aerospace & Defense Industry Industry experience that provides insight on issues unique to the A&D industry
Manufacturing Experience managing the operations of a complex A&D business
Technology Experience identifying technological advances that may affect our business
Strategy, Business Development and M&A Experience with identifying M&A targets that will advance strategic objectives
Product Marketing / Innovation Experience in new product development and growing market share
Cybersecurity / Information Security Experience with successfully implementing and overseeing measures to prevent data breaches
Human Capital Expertise in compensation design and managing human capital issues
Public Company Board
Understanding of the extensive and complex oversight responsibilities of public company boards to protect the interests of shareholders based on experience serving on other public company boards

The following information is furnished as of March 9, 2022, with respect to each person who is a nominee for election and/or nominee for ratification to the Board, as well as our other five directors whose terms of office will continue after the Annual Meeting.

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Directors’ Backgrounds and Qualifications

Nominees For Election

ROBERT C. DUCOMMUN Business Advisor Age: 70 Director Since: 1985 Term Expires: 2022 Committees: • Audit and Corporate Governance & Nominating (Chair)

Professional background
Mr. Ducommun has been an independent business advisor for over 30 years. He was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company.

Key qualifications
As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Company, and also provides guidance on various environmental, social and governance (“ESG”) initiatives.

DEAN M. FLATT
LEAD DIRECTOR

President, Defense & Space, Honeywell International, Inc. (Ret.)

Age: 71

Director Since: 2009

Term Expires: 2022

Committees:

•   Corporate Governance & Nominating and Compensation (Chair)

Professional background
Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc., a position he occupied for three years until his retirement in 2008. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell.

Key qualifications
As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Company’s business.

Other public company directorships
Curtiss-Wright Company (since 2012)

Nominee For Election Ratification

JAY L. HABERLAND Vice President, United Technologies Corporation (Ret.) Age: 71 Director Since: 2009 Term Expires: 2024 Committees: • Compensation and Audit (Chair)

Professional background
Mr. Haberland has served on the board, and chaired the audit committee, of National Technical Systems, a portfolio company of Aurora Capital since November 2013. Mr. Haberland is also the retired Vice President, Business Controls of United Technologies Corporation, a position he held from 2003 until 2008. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Company, a subsidiary of United Technologies Corporation (“UTC”), and Vice President, Chief Financial Officer, Controller and Chief Accounting Officer of UTC.

Key qualifications
As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers, the former Chief Accounting Officer of a world-wide diversified manufacturer, and as a certified public accountant, Mr. Haberland provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Other public company directorships
Wesco Aircraft Holdings, Inc. (between October 2011 and January 2020)

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Continuing Directors

STEPHEN G. OSWALD Chairman, President and Chief Executive Officer Age: 58 Director Since: 2017 Term Expires: 2023 Committee: • Innovation

Professional background
Mr. Oswald has been the President and Chief Executive Officer of Ducommun since January 2017, and Chairman of the Board since May 2018. From 2012 to 2015, Mr. Oswald was Chief Executive Officer of Capital Safety Company, a manufacturer of fall protection, confined space, and rescue equipment. He elected to take time off from his career after the sale of Capital Safety Company to 3M Co. to manage personal investments. Before joining Capital Safety Company, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as President of the Hamilton Sundstrand Industrial division.

Key qualifications
As Chairman, President and Chief Executive Officer, Mr. Oswald provides management’s perspective in board discussions about Ducommun’s business and strategic direction.

RICHARD A. BALDRIDGE President and Chief Executive Officer, Viasat, Inc. Age: 63 Director Since: 2013 Term Expires: 2023 Committees: • Audit and Innovation

Professional background
Mr. Baldridge is President and Chief Executive Officer of Viasat, Inc., a global communications company. Mr. Baldridge joined Viasat in 1999 as Vice President and Chief Financial Officer, added the positions of Executive Vice President and Chief Operating Officer in 2000, was appointed President in 2003, and was named Chief Executive Officer in November 2020. Before joining Viasat, Mr. Baldridge was Vice President and General Manager of Raytheon Corporation’s Training Systems Division, and he held executive roles with Hughes Information Systems and Hughes Training Inc. before they were acquired by Raytheon in 1997. Mr. Baldridge is also a director of EvoNexus, a non-profit business incubator.

Key qualifications
As the President and Chief Executive Officer of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets that Ducommun serves.

Other public company directorships
Viasat (since 2016)

SHIRLEY G. DRAZBA

Corporate Vice President, Product Line Strategy & Innovation, IDEX Corporation (Ret.)

Age: 64

Director Since: 2018

Term Expires: 2024

Committees:

•   Compensation and Innovation (Chair)

Professional background
Ms. Drazba served as Corporate Vice President, Product Line Strategy & Innovation for IDEX Corporation, which designs, manufactures and markets a range of pump products, dispensing equipment, and other engineered products, both domestically and abroad, from 2014 until her retirement in 2017. Before that, Ms. Drazba spent almost 20 years at Honeywell International, Inc., a manufacturer of aerospace products and services, control technologies, automotive products, turbochargers and specialty materials, in increasingly important technical and engineering leadership positions.

Key qualifications
As a long-time executive responsible for product strategy, innovation, and commercial excellence, Ms. Drazba contributes to the Board extensive experience in creating high value opportunities for Ducommun’s product lines, as well as experience in market positioning and leading strategic acquisitions to enhance product portfolios.

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SHEILA G. KRAMER Vice President, Chief Human Resources Officer, Donaldson Company, Inc. Age: 62 Director Since: 2021 Term Expires: 2024 Committee: • Corporate Governance & Nominating

Professional background
Ms. Kramer has been the Vice President, Chief Human Resources Officer of Donaldson Company, Inc., a provider of engine and industrial filtration solutions, since January 2020. Ms. Kramer joined Donaldson Company, Inc. in October 2015 as its Vice President, Human Resources. From 2013 to 2015, Ms. Kramer was Vice President, Human Resources of Taylor Corporation, a premier provider of interactive printing and marketing solutions to more than half of Fortune 500 companies. Before joining Taylor Corporation, Ms. Kramer spent approximately 22 years in various leadership roles at Lifetouch, Inc. one of the world’s largest employee-owned photography companies.

Key qualifications
As the current Vice President and Chief Human Resources Officer of Donaldson Company, Inc., Ms. Kramer contributes to the Board extensive senior leadership experience as well as direction on human capital issues pertinent to Ducommun’s ESG program.

SAMARA A. STRYCKER Senior Vice President, Controller and Treasurer, Navistar International Corporation Age: 50 Director Since: 2021 Term Expires: 2023 Committee: • Audit

Professional background
Ms. Strycker has been the Senior Vice President, Controller and Treasurer of Navistar International Corporation, a leading manufacturer and solutions provider for commercial trucks and engines, since January 2022. Previously, Ms. Strycker was the Senior Vice President and Corporate Controller of Navistar International Corporation between August 2014 and January 2022. Between 2008 and 2014, Ms. Strycker served in various controllership roles at General Electric’s Healthcare Division. Before joining General Electric, Ms. Strycker spent approximately 15 years as an auditor with PricewaterhouseCoopers LLP.

Key qualifications
As Senior Vice President, Controller and Treasurer of Navistar International Corporation, Ms. Strycker contributes to the Board extensive senior leadership experience and financial expertise.

Director Independence

Our Corporate Governance Guidelines provide that a majority—and preferably at least two-thirds—of the Board must be independent. The Board has determined that each of Mmes. Drazba, Kramer and Strycker, as well as Messrs. Baldridge, Ducommun, Flatt, and Haberland, qualify as independent directors as defined in the New York Stock Exchange’s (“NYSE”) listing standards and that Mr. Gregory S. Churchill qualified as an independent director under NYSE listing standards during the period he served on the Board.

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Board Leadership Structure

•   Stephen G. Oswald serves as the Chairman, President and Chief Executive Officer

•   Dean M. Flatt serves as the Lead Independent Director

•   7 of our 8 current directors are independent under the NYSE listing standards

•   All of the members of the Board’s Audit, Compensation and Corporate Governance & Nominating Committees are independent

Our Bylaws provide the Board with the discretion to elect a Chairman who may or may not be one of our officers. This flexibility enables the Board to decide what leadership structure is in our best interests at any given time. The Board periodically reviews its structure and our leadership as part of the succession planning process. Mr. Oswald has served as Chairman since our 2018 annual meeting.

The independent members of the Board have determined that, at this time, having the same person serve as Chairman and CEO provides us with an efficient leadership structure because it allows the Board to benefit from the CEO’s extensive knowledge of our business and strategy, promotes alignment between the Board and management on corporate strategy, facilitates management’s effective execution of that strategy, facilitates communications and relations with other members of senior leadership, and also bolsters the quality of our governance. In the future however, the roles of Chairman and CEO may be filled by the same or different individuals.

The Board also believes that strong, independent leadership and oversight of management is an important component of an effective Board. To that end, the independent directors have elected Dean M. Flatt as the Lead Independent Director with significant leadership authority and responsibilities, including those as set forth below.

Board Matter	Responsibility
Agendas	• Provides input on and approves the Board agenda. • Approves schedules for Board meetings.
Board Meetings	• Presides at Board meetings at which the Chairman and CEO is not present, including regularly scheduled executive sessions of the independent directors held after regular meetings of the Board.
Executive Sessions

•   Has authority to call executive sessions of the independent directors.

•   Sets the agenda for and leads non-management and independent director sessions held by the Board.

•   Briefs the Chairman and CEO on any issues arising from non-management and independent director sessions.

Communications with Directors

•   Coordinates the activities of the independent directors; serves as a liaison between the Chairman and CEO and the independent directors.

•   Advises on the flow of information sent to the Board of Directors.

Communications with Shareholders	• Is available for consultation and communication with major shareholders as appropriate.

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The Board’s Role in Risk Oversight

The Board oversees risk management collectively and through its individual committees. The Board regularly reviews information regarding, and risks associated with, our operations, liquidity, cybersecurity, ESG program and other matters. In addition, in 2021, the Board received regular updates from management regarding risks related to COVID-19. The Board’s review and discussions regarding COVID-19 spanned, and continues to span, a broad range of issues, including protecting the health and safety of our employees; evaluating the impact of the pandemic on strategy, operations, capital allocation, liquidity and financial matters; succession planning matters; interruptions in supply chains and financial markets; vaccination rates among our workforce; and compliance with applicable laws. The Board is highly engaged with management in identifying and overseeing such matters.

While the full Board has the ultimate oversight responsibility for the risk management process, various Board committees also have responsibilities for risk management in certain areas. The key risk oversight responsibilities of each of the Board’s committees are depicted in the diagram below.

The Board

The Board plays a direct role in our enterprise risk management (“ERM”) program, including cybersecurity, and receives quarterly reports from the chairs of each of the Board’s committees with respect to the risks overseen by each committee, and regular updates from management relating to risks posed by COVID-19.

Compensation Committee

•   Reviews and discusses management’s assessment of risks relating to our compensation policies and practices and whether such risks are reasonably likely to have a material adverse effect on us, as well as human capital and social risks.

Audit Committee

•   Reviews risks related to financial reporting and internal controls and, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans, as well as the monitoring and control of related exposures.

Nominating & Governance Committee • Evaluates the overall effectiveness of the Board and its committees, the effectiveness of our governance practices, and ESG risks.	Innovation Committee • Assists in developing a Ducommun-wide technology roadmap supportive of our business objectives, and evaluates our research and development programs.

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Nominating Process

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of Ducommun must, at a minimum, have:

•	experience and expertise,
•	sound judgment,
•	a record of accomplishment in areas relevant to our business activities,
•	unquestionable integrity,
•	a commitment to representing the interests of our shareholders in fulfillment of our goals and objectives,
•	independence, and the absence of potential conflicts with Ducommun’s interests,
•	the willingness to devote sufficient time, energy, and attention in carrying out the duties and responsibilities of a director, and
•	the willingness to serve on the Board for an extended period of time.

In identifying candidates to serve on the Board, the Corporate Governance and Nominating Committee follows the process delineated in the diagram below.

Identify Current Board Composition

The evolving needs of the Board are identified and evaluated, taking into account factors such as the Board’s current composition, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, the diversity in perspectives represented by directors of different personal characteristics, gender, race, cultural heritage, and age, and the need for financial or other specialized expertise.

Conduct Self-Assessment

The Board conducts periodic self-assessments to identify evolving areas of need that the directors believe are important to our overall governance and for the execution of our long-term strategy.

Identify Skills Needed in the Future

The Board uses the results of the assessment to determine whether its current mix of experience, skills and perspectives are addressing the identified areas of need, and reveal capabilities that will be required to address those areas in the near future.

As a result of recent assessments, the Corporate Governance and Nominating Committee determined that the Board would benefit from additional expertise in the areas of product strategy, human capital management and finance. The committee retained Spencer Stuart, an outside search firm, to conduct searches for the best qualified candidates in these fields. Spencer Stuart utilized a disciplined process that included research and reviewing the firm’s global database and network of contacts. Over the past few years, Spencer Stuart’s searches have identified our three newest directors—Ms. Drazba, Ms. Kramer and Ms. Strycker—from competitive pools of candidates.

All candidates considered for nomination as a director of Ducommun by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the committee may request, and meet in person with our sitting directors.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders who have beneficially owned more than five percent (5%) of our voting common stock continuously for at least one year as of the date the recommendation is made. Shareholders may submit the name of only one person each year for consideration as a director candidate. All such recommendations must be submitted to our Secretary in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate, (ii) the full name, address and taxpayer identification number of each of the shareholders, and (iii) an affidavit of each of the shareholders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates other director candidates.

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Committees of the Board of Directors

We have four standing Board committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Innovation Committee. Other than the Innovation Committee, all of the committees are made up entirely of independent directors. The charters for all four committees are available on our website at https://investors. ducommun.com/corporate-governance. Shareholders may request paper copies of any charter by contacting Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

Audit Committee

Four meetings in 2021 (100% attendance)

JAY L. HABERLAND Chair Members Richard A. Baldridge Robert C. Ducommun Samara A. Strycker

All of the members of the Audit Committee meet the independence criteria of the NYSE’s listing standards. The Board, in its business judgment, has determined that each of Messrs. Baldridge, Ducommun, and Haberland, as well as Ms. Strycker, are “financially literate,” under the NYSE listing standards and that Mr. Haberland is an “audit committee financial expert,” as such term is defined in Securities and Exchange Commission (“SEC”) regulations.

The Audit Committee performs the following functions:

•   Appoints, compensates, retains and oversees the work of our independent auditor;

•   Reviews the independent auditor’s internal quality control procedures and any material issues raised therein, and considers the independence of the independent auditor on an annual basis in accordance with rules of the Public Company Accounting Oversight Board;

•   Approves in advance all audit services to be provided by the independent auditor and establishes policies and procedures for the engagement of the independent auditor;

•   Oversees the integrity of our financial statements and compliance with legal and regulatory requirements, including procedures for handling claims of misconduct;

•   Oversees the effectiveness of our disclosure controls and processes; and

•   Evaluates the effectiveness of our internal audit function.

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Compensation Committee

Three meetings in 2021 (100% attendance)

DEAN M. FLATT Chair Members Shirley G. Drazba Jay L. Haberland

All of the members of the Compensation Committee meet the independence criteria of the NYSE’s listing standards and the additional requirements for compensation committee members prescribed by the SEC.

The Compensation Committee performs the following functions:

•   Oversees our compensation philosophy, policies and programs;

•   Reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals, and determines and approves the CEO’s compensation level based on this evaluation;

•   Approves the compensation of other executive officers based on the recommendation of the CEO, and approves the terms and grants of equity awards;

•   Selects and retains an independent compensation consultant, currently, Willis Towers Watson, to provide consulting services relating to our executive compensation program;

•   Administers and makes recommendations to the Board with respect to our incentive compensation plans for executive officers and employees generally;

•   Reviews and approves employment and severance agreements for executive officers, including change-in-control provisions, plans or agreements;

•   Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Corporate Governance and Nominating Committee;

•   Oversees our human capital and social risks;

•   Reviews our Compensation Discussion and Analysis and related disclosures that are included in our annual report and proxy statement as required by SEC rules;

•   Assesses whether compensation consultants involved in recommending executive or director compensation raise any conflict of interest issues that require disclosure in our annual report and proxy statement; and

•   Oversees the evaluation of our management in conjunction with the Corporate Governance and Nominating Committee.

Corporate Governance and Nominating Committee

Three meetings in 2021 (100% attendance)

ROBERT C. DUCOMMUN Chair Members Dean M. Flatt Sheila G. Kramer

All of the members of the Corporate Governance and Nominating Committee meet the independence criteria of the NYSE’s listing standards.

The Corporate Governance and Nominating Committee performs the following functions:

•   Recommends criteria for identifying candidates for the Board, and identifies, recruits, and reviews the qualifications of such candidates;

•   Assesses the contributions and independence of incumbent directors and recommends them for reelection to the Board;

•   Develops and recommends corporate governance principles to the Board, and reviews and recommends changes to those principles as necessary;

•   Makes recommendations to the Board relating to the structure, composition and functioning of the Board and its committees;

•   Recommends candidates for appointment to Board committees;

•   Reviews the compensation of directors for service on the Board and its committees, and recommends changes thereto;

•   Oversees ESG initiatives, and reviews and makes recommendations to management relating to such issues;

•   Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Compensation Committee; and

•   Oversees the performance of the Board and our management team.

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Innovation Committee

Three meetings in 2021 (100% attendance)

SHIRLEY G. DRAZBA Chair Members Richard A. Baldridge Stephen G. Oswald

The Innovation Committee performs the following functions:

•   Assists management and the Board in developing a technology roadmap to support our long-term business objectives;

•   Advises the Board and management on emerging science and technology trends, including evolving digital strategies being adopted in the aerospace and defense industry, and recommending strategies relating to new product and intellectual property development;

•   Monitors the overall direction, effectiveness, competitiveness and timing of our research and development programs; and

•   Assists the Board and management in identifying and developing key contributors to innovation at Ducommun and empowering implementation of the Board and management’s recommendations.

Annual Board and Committee Evaluations

The Corporate Governance and Nominating Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following:

•	The Board, along with each of its committees, annually conducts a self-evaluation of its performance which includes, considerations as to the composition of the Board and its committees; whether committee charters, meeting content, and the amount of time dedicated to agenda items are appropriate; members’ concerns about the Board’s performance and the performance of individual committees; and suggestions for addressing such issues.
•	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Lead Independent Director.
•	The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, periodically reviews the composition of the entire Board to assess the skills, experience, and perspectives that are currently represented on the Board and to determine what skills and experience would be valuable in the future given our current state and strategic plans.

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee, and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented, and monitored. As discussed in “Nominating Process,” as a result of such recent self-evaluations, the Board determined that it would benefit from additional expertise in the areas of product strategy, human capital management and finance. Our three newest directors, Ms. Drazba, Ms. Kramer and Ms. Strycker have enhanced the Board with these and other areas of expertise.

Director Orientation and Continuing Education

Ducommun provides an orientation program for all new directors with respect to their role as directors and as members of the Board committees on which they will serve. In addition, Ducommun provides continuing education and ongoing development for its directors to help them continuously improve their contributions as individual directors and collectively as a Board, and pays for all reasonable expenses for any director who wishes to attend an external director continuing education program.

Shareholder Engagement

We are highly engaged with our shareholders on various topics of interest to them. For example, in 2017, we held several discussions about board diversity. As a result, in 2018, we updated our Corporate Governance Guidelines to reflect our commitment to increasing the range of perspectives represented on our Board. More recently, in the fall of 2021, we corresponded with the Diversity Disclosure Initiative, which represents over $3 trillion in assets and is a member of The Thirty Percent Coalition, a national organization that advocates for the disclosure of board diversity metrics, to confirm Ducommun’s support and compliance with such best practices. We also carefully monitor our “say-on-pay” vote results, which historically have indicated significant shareholder support for our executive compensation program. As a part of our ongoing dialogue with our shareholders, we will keep the channels of communication open and engage regarding any areas of concern to our shareholders.

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Meetings and Executive Sessions

The Board met six times in 2021. All directors attended 100% of all Board and applicable committee meetings during 2021. We strongly encourage all directors to attend the Annual Meeting of Shareholders, and all six of the directors in office at the time attended the 2021 Annual Meeting of Shareholders.

We have a policy of holding regularly scheduled executive sessions of non-management directors following each regularly scheduled meeting of the full Board. Additional executive sessions of non-management directors may be held from time to time as required. The presiding director during executive sessions currently is Mr. Flatt, the Lead Independent Director of the Board. The graphic below depicts the attendance of directors at Board and committee meetings held in 2021:

2021 Board and Committee Meetings with 100% Attendance

Key Governance Documents

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers, including our CEO, Chief Financial Officer and Principal Accounting Officer. Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to avoid any activity that may result in a conflict of interest with Ducommun; maintain the confidentiality of information entrusted to them by us or our customers (except when disclosure is authorized or legally mandated); deal fairly with our customers, suppliers, competitors, and employees; protect Ducommun’s assets and their efficient use; and maintain our books, records, accounts and financial statements in reasonable detail to fairly reflect our transactions and conform to both applicable legal requirements and to our system of internal controls.

Code of Ethics for Senior Financial Officers

The Board has adopted a Code of Ethics for Senior Financial Officers that is applicable to our CEO and President, Chief Financial Officer, Treasurer and Controller, and the President, Vice President of Finance and Controller of each of our subsidiaries. The Code of Ethics for Senior Financial Officers, among other things, requires our Senior Financial Officers to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us and to promptly report violations of the Code to the Audit Committee. We intend to post on our website amendments, if any, to the Code of Ethics for Senior Financial Officers, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

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Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines, which among other things, specify the criteria to be considered for director candidates; impose tenure limits on directors; and require the independent directors to hold periodic meetings without executive management present. In 2018, the Board revised our Corporate Governance Guidelines to emphasize its belief that diversity and a blend of different perspectives contributes to a vital board dynamic, which is essential to effective governance.

Other Governance Documents

Our Board has approved or adopted several other important policies and statements, including:

•	Policy on Trading Securities
•	Procedures for Employee Complaints About Accounting and Auditing Matters
•	Clawback Policy
•	California Transparency in Supply Chains Act Disclosure Statement
•	Prohibition Against Trafficking in Persons Policy
•	Regulation FD Policy

How to Find Governance Documents

All of the documents described above are available on our website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage, and will be forwarded in print to any shareholder upon request. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Corporate Governance section of our website also contains information on our confidential ethics hotline.

Compensation of Directors

Directors who are not employees of Ducommun or its subsidiaries are paid a mix of cash and equity for their service on our Board, as shown below.

Type of compensation	Amount		How paid
Cash Annual retainer	$ 70,000		Cash, paid in equal increments on a quarterly basis
Equity-Based Annual retainer	100,000		Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of our common stock on the NYSE on the five trading days immediately preceding the date of grant, which typically occurs on or shortly after the date of our annual meeting. Restricted stock units vest on the one-year anniversary of the date of grant.
Additional retainer for Lead Director	30,000		Cash, paid in equal increments on a quarterly basis
Additional retainer for committee chairs Audit	17,500		Cash, paid in equal increments on a quarterly basis
Compensation	12,500
Innovation	7,500
Corporate Governance and Nominating	7,500
Fees for committee meetings	2,000	per meeting	Cash, paid in equal increments on a quarterly basis

Our non-employee directors are also eligible to participate in the Directors Deferred Income and Retirement Plan. Under this plan, a director may elect to defer payment of all or part of his or her fees for service as a director until the director retires from service on the Board. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account that tracks the value of our common stock including dividends (if any). All deferred amounts and related earnings will be paid in a lump sum when the director retires.

Upon retirement from the Board, Mr. Ducommun will receive an annual retainer fee of $25,000 for the shorter of his life or a period of twelve years.

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2021 Director Compensation Table

The following table presents the compensation earned or paid by Ducommun to the non-employee directors for the year ended December 31, 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(4)	Total ($)
Richard A. Baldridge	92,000	100,000		–		192,000
Gregory S. Churchill	44,750	–		–		44,750
Shirley G. Drazba	89,750	100,000		–		189,750
Robert C. Ducommun	99,500	100,000		1,138		200,638
Dean M. Flatt	128,500	100,000		–		228,500
Jay L. Haberland	113,500	100,000		–		213,500
Sheila G. Kramer	38,000	50,000		–		88,000
Samara A. Strycker	–	45,000		–		45,000
(1)	During fiscal year 2021, 1,700 restricted stock units were granted to each of Ms. Drazba and Messrs. Baldridge, Ducommun, Flatt, and Haberland. In addition, 1,000 restricted stock units were granted to Ms. Kramer during fiscal year 2021, reflecting her service for part of fiscal year 2021, and 1,000 restricted stock units were granted to Ms. Strycker when she was appointed to the Board in December 2021. Other than as set forth herein, our non-employee directors did not hold any other outstanding equity awards. Mr. Churchill did not stand for re-election at the 2021 Annual Meeting of Shareholders. While he received Board and committee fees for his services during the portion of fiscal year 2021 prior to his retirement, he did not receive an equity award in 2021.
(2)	These amounts represent the aggregate grant date fair value of stock awards granted in 2021 as calculated pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in Footnote 10 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	Other than for Ms. Kramer and Ms. Strycker, restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of our common stock on the NYSE on the five trading days immediately preceding the date of grant. Restricted stock units vest on the one-year anniversary of the date of grant.
(4)	A description of the Director Deferred Income and Retirement Plan can be found above. Values represent interest earned on the director’s account in 2021.

Director and Officer Stock Ownership Policy

In August 2020, the Compensation and Corporate Governance and Nominating Committees of the Board updated the stock ownership requirements covering all non-employee directors and executive officers. Under the revised policy, non-employee directors must acquire and hold shares of our common stock equal in value to at least five times the annual Board cash retainer paid to all non-employee directors, or $350,000. Non-employee directors are expected to meet these holding requirements by December 31 of the fifth year following their initial election to the Board. A non-employee director’s stock ownership is valued based on the average trading price of our stock over a twelve-month period ending on December 31 of each calendar year. All directors are in compliance or have additional time in which to comply with the stock ownership guidelines.

Corporate Environmental, Social and Governance

We are committed to improving the lives of our shareholders, employees, customers, business partners, and the communities in which we operate. To that end, we believe having a strong focus on corporate responsibility, including ESG matters, and conducting our business in an ethical, transparent and accountable manner, creates value for all of our stakeholders. We provide an overview of our ESG initiatives and practices below. Our complete Environmental, Social & Governance Report is available via the “Environment & Sustainability” link on our Investor Relations webpage.

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2021 ESG Highlights

Ethics & Protection of Human Rights	Human Capital Management & Diversity Programs

•  We continued to promote a culture of honesty, respect, trust and teamwork through our Code of Business Conduct, whistleblower hotline and related employee training.

•  We continued to provide annual training to employees to develop solid ethical decision-making skills in the context of Ducommun’s Code of Conduct.

•  We continued to promote responsible sourcing practices through our Prohibition Against Trafficking in Persons Policy and California Transparency in Supply Chains Act disclosure statement.

•  Decreased lost time incident rate by 56% and total recordable incident rate by 68% between 2018 and 2021.

•  Added two female directors to our Board, which now consists of eight members. Women now constitute 37.5% of our Board.

•  We focused on increasing diversity in leadership. At the end of 2021, 17% of our Vice Presidents were women, and 33% were from diverse backgrounds (both consistent with 2020 levels). At the Director level, 27% were women and 29% were diverse, an increase of 19% and 24%, respectively, from 2020.

•  Selected by Newsweek and Best Practice Institute as a Top 100 Most Loved Workplace for 2021.

Resource Conservation in Production	Community Support

•  Achieved a 28% decrease in combined Scope 1 and 2 greenhouse gas emissions and 17% reduction in total energy usage compared to baseline (2018 – 2021) levels.

•  Completed energy audits at a majority of our Southern California locations and identified a number of potential site-specific energy efficiency upgrades to implement in the future.

•  Completed a compressed air leak detection system risk assessment across our facilities, resulting in approximately 1.2 million kilowatt hours (“kWh”) of anticipated savings we expect to realize after completion of leak repairs.

•  Reduced water consumption by over 7.1 million gallons annually at our state-of-the-art industrial waste water treatment and recycling system in our Huntsville, Arkansas performance center.

•  We continued to support local charitable organizations through The Ducommun Foundation, which donated more than $200,000 in 2021 to non-profits assisting military veterans, active service members and families, as well as collaborating on efforts to end homelessness and other humanitarian relief efforts.

•  Marked our fourth year in partnership with the Los Angeles Chargers and University of California, Irvine to sponsor STEM on the Sidelines™. In 2021, a total of 147 students from 17 high schools and 43 teams participated.

•  Awarded 48 Ducommun Scholarships in 2021 to eligible children and grandchildren of full-time Ducommun employees - an increase from 25 scholarships in 2020. The value of these scholarships in 2021 was $138,000 compared to $71,000 in 2020.

Board-Level Oversight of ESG

Our ESG initiatives are overseen by the Board in general, and specifically, the Corporate Governance and Nominating Committee. In particular, the Corporate Governance and Nominating Committee reviews and provides input on ESG metrics applicable to us and of potential interest to our stakeholders. In 2020 and based on management’s recommendations, the Corporate Governance and Nominating Committee approved the development of an ESG program substantially based on the Sustainability Accounting Standards Board’s Aerospace and Defense Industry Standard (the “SASB Standard”), as modified, as being the standard most reflective of, and relevant to, Ducommun’s operations. In 2021, we formally established an ESG steering committee comprised of senior executives to monitor and manage the initiatives approved by the Corporate Governance and Nominating Committee to further strengthen our ESG program. The Corporate Governance and Nominating Committee and the full Board receive periodic updates on the status of these initiatives.

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Operating Responsibly

We understand the importance of building trust with our investors, customers, vendors and suppliers, and that the foundation for doing so begins with our employees. To establish this trust and reflect this commitment, we rely on an anonymous hotline to support our Code of Business Conduct and Ethics and empower our employees to provide suggestions and report concerns or instances of misconduct. In keeping with our foundational core values of honesty and trust, we offer employees regular ethics training and monthly ethics bulletins to promote a culture of high ethical standards where employees feel free to voice any concerns.

We are also committed to respecting human rights and establishing expectations for high levels of ethical conduct throughout our supply chain. Ducommun’s California Transparency in Supply Chains Act Disclosure Statement and Prohibition Against Trafficking in Persons Policy are both available in the Corporate Governance section of our Investor Relations webpage.

COVID-19

Employee safety is one of our top priorities. As a result of the ongoing COVID-19 pandemic, in 2021 we continued to incorporate stringent, preventative measures and protocols based on Centers for Disease Control (“CDC”) guidance at our locations to protect the health, welfare and safety of our employees. Many of these protocols are still in effect, including:

•	Supporting social distancing at our facilities by implementing work station dividers and flex staffing, and staggering lunch breaks and work shifts;
•	Providing face coverings, gloves and other personal protective equipment at no cost to employees;
•	Providing sanitation stations with hand sanitizers and cleaning wipes throughout our facilities;
•	Performing deep cleanings and disinfecting facilities on a regular basis;
•	Implementing enhanced third-party visitor screening protocols before onsite visits and entry;
•	Limiting business travel and implementing stringent company-wide policies and procedures for essential business travel approvals and authorizations;
•	Encouraging telecommuting when possible;
•	Providing regular employee communications regarding up-to-date information to help mitigate the spread of the virus; and
•	Educating employees and their families on safety practices.

In addition, management implemented a vaccine incentive program in the spring of 2021 that offered $100 to all employees who became fully vaccinated. As a result of ongoing communications and these incentives, approximately 69% of Ducommun’s workforce was fully vaccinated (as defined by the CDC) by the end of 2021. The Board of Directors was kept apprised with regular updates as to the successful implementation of our safety protocols and COVID-19 vaccination rates among our workforce during the year.

Workplace Health and Safety

In 2021, Ducommun adopted environmental health and safety (“EHS”) key performance indicators (“KPIs”) that were regularly communicated across the enterprise by senior management in order to improve safety outcomes. We invested in infrastructure to improve machine guarding and refreshed internal safety protocols around key processes such as lockout tagout. In addition, we used improved EHS software tools to track and engage Performance Centers in order to reduce lost time and total recordable incident rates.

Over the four-year period between January 1, 2018, and December 31, 2021, Ducommun’s lost time incident rate(4) decreased by 56% and the total recordable incident rate(5) decreased by 68%.

Lost Time Incident Rate Total Recordable Incident Rate

(4)	Lost time incidents are defined as incidents that resulted in days away from work. This measure is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. The annual lost time incident rate is calculated by dividing the total number of lost time injuries in a year by the total number of hours worked in a year.
(5)	The total recordable incident rate is calculated by multiplying the annual number of OSHA Recordable Cases by 200,000, and dividing the product by the total hours worked by all employees during the year. The number 200,000 is used in the calculation to represent the number of hours worked in a year by 100 employees working 40 hours per week over 50 weeks, which provides the basis for calculating the incident rate for the entire year.

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Environmental Initiative Highlights

In support of our pledge to deliver exceptional value to all stakeholders, we are committed to the following with respect to our environmental management practices:

1.	Striving to avoid adverse impact and harm to the environment in the communities in which we do business, and to identify business partners who share these values.
2.	Promoting compliance with all applicable laws and regulations pertaining to the environment and natural resources.
3.	Improving our Environmental Management System, employee awareness, and performance.
4.	Establishing meaningful goals and objectives in the pursuit of environmental, health and safety excellence, including but not limited to metrics established by SASB applicable to our operations.

Below is a summary of our performance over the four-year time period between 2018 and 2021 relating to our greenhouse gas emissions and total energy use. Overall, there was a 28% decrease in combined Scope 1 and 2 greenhouse gas emissions, and a 17% reduction in total energy usage in 2021 compared to 2018.

Scope 1 and 2: Greenhouse Gas Emissions (tons CO2) Total Energy Use (GigaJoules)

Moreover, we are pleased to report that there were no reportable spills in 2021, as defined by the SASB Standard.

Investment in Our Employees

We have implemented and maintain several programs for the financial and educational well-being of our employees and their families. For example, in 2019, we introduced our Employee Stock Purchase Plan, which provides employees the opportunity to share in Ducommun’s success and continued growth by purchasing the Company’s stock. The plan allows eligible employees to accumulate contributions through after-tax payroll deductions to purchase shares of Ducommun stock at a 15% discount. In 2021, we continued to grow the program, with a 38% increase in participation since it was launched. In addition, our 401(k) program has an 88% participation rate among eligible employees, with annual training and monthly educational sessions held at each Ducommun location.

The Ducommun Scholarship program is an exclusive benefit for the children and grandchildren of full-time Ducommun employees who plan to continue education in college or vocation school programs. These merit-based scholarships are renewable each year provided the student maintains prescribed academic performance and has a parent or grandparent that is employed by Ducommun. In 2021, Ducommun awarded a total of 30 new scholarships and 18 renewed scholarships, for a total of 48 during the year, an increase from the 25 scholarships awarded in 2020, and 22 awarded in 2019. The total value of scholarship awards in 2021 was $138,000, up 94% from $71,000 awarded in 2020. Students can renew their scholarship awards for each academic year, allowing them to work toward a two- or four-year degree. This enhancement to the program was adopted based on an awareness that some students would begin, but not always complete their studies, which Ducommun was determined to change.

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Number of Scholarships Awarded Total Value of Scholarships

Diversity and Inclusion

As of the end of 2021, 17% of our leaders at the position of Vice President and above were women and 33% were from diverse backgrounds, consistent with 2020 figures. At the Director level, 27% of our leaders were women and 29% were diverse, reflecting year-over-year increases of 19% and 24%, respectively. In addition, 37.5% or our Board is now comprised of women, up from zero in 2017.

Ducommun, like other manufacturing companies, faced a highly competitive labor market in 2021. Despite the shallow labor pool, we continued efforts to connect with diverse candidates through partnerships with outreach organizations, who helped make our job opportunities available to an inclusive pool of candidates representing minorities, women, individuals with disabilities, and veterans. In 2021, 33% of our new hires self-identified as coming from a diverse background, 44% as female, and 7% as protected veterans. Consistent with these recruitment efforts, 68% of our total workforce self-identified as being part of an underrepresented or minority group.

Newsweek Most Loved Workplaces 2021

In 2021, Ducommun was proud to be named to Newsweek’s inaugural list of Most Loved Workplaces for 2021, ranking number 66 among the top 100 companies recognized for employee happiness and satisfaction at work. Newsweek’s 2021 list of Most Loved Workplaces was produced in collaboration with the Best Practice Institute (“BPI”), a leadership development and benchmark research company, which surveyed more than 800,000 employees from businesses with workforces ranging in size from 50 to more than 10,000. Five key areas were measured to gauge employee sentiment: 1) the level of collaboration within the company; 2) how positive workers are about their future at the company; 3) the degree to which employer and employee values align; 4) respect at all levels; and 5) career achievement. The survey also included company responses and adaptability to the pandemic, workplace diversity, equity and inclusion, as well as compensation and benefits policies and practices.

Orange County Business Journal Best Places to Work

Ducommun was named to the 2021 list of “Best Places to Work” by the Orange County Business Journal (“OCBJ”) and the Best Companies Group. Created in 2009, the Best Places to Work awards program is a joint project of the OCBJ and the Best Companies Group, and includes a county-wide survey designed to identify, recognize and honor the best places of employment in Orange County, California, benefiting the county’s economy, workforce and businesses. Many organizations competed for the 2021 Best Places to Work in Orange County designation, and final awards were based on a detailed evaluation of each employer’s workplace policies, practices and demographics, and feedback from an independent employee experience survey.

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Community Investment

Ducommun is committed to being an active member of the communities in which it operates by contributing not only financial resources, but also volunteering time to help these communities become stronger and better environments in which to live and work. The Company accomplishes this by focusing on educational opportunities for underprivileged students and supporting small business recovery in communities facing social unrest.

In 2021, Ducommun partnered with the United Way of Orange County to offer a platform through Salesforce.org that helps organizations connect their employees to the causes they support, both locally and nationally. Branded as the “Ducommun Philanthropy Cloud,” this platform can manage campaigns on behalf of employees who wish to donate time and financial resources to charitable causes. Ducommun Philanthropy Cloud provides visibility to the causes Ducommun’s employees support so management can tailor future charitable donations to such organizations and work with employees to develop meaningful volunteer opportunities. Ducommun originally launched this program for a pilot group of employees in 2021, and together with its employees, collectively pledged an annual total of more than $6,000 in donations and logged over 96 hours of volunteer work for the year. Due to the success and positive feedback from the employee pilot group, the Ducommun Philanthropy Cloud will be implemented company-wide in 2022.

The Ducommun Foundation, founded in 2019, is a Section 501(c)(3) organization dedicated to financially supporting local and national non-profit and charitable organizations in the communities in which we operate. In 2021, The Ducommun Foundation donated more than $200,000 to support organizations that benefit veterans, active service members and military families, and efforts to end homelessness in local communities.

STEM on the Sidelines™

As a leader in the aerospace and defense industry, Ducommun continues to support community-based science, technology, engineering and math (“STEM”) programs and initiatives that nurture and develop the next generation of innovators, thinkers and technicians. In partnership with the Los Angeles Chargers of the National Football League and the University of California, Irvine, Ducommun established and sponsors STEM on the Sidelines™, a regional competition promoting STEM education in Los Angeles and Orange County, California high schools.

The fourth annual contest began in September and concluded in December with the winning teams honored before the Los Angeles Chargers game on December 16, 2021, at the new SoFi Stadium in Inglewood, California. More than 150 students from 17 different high schools participated in the 2021 contest, bringing the total to more than 550 students who have benefited from their involvement in STEM on the Sidelines™ since 2018.

How to Contact the Board of Directors

We encourage shareholders and other interested parties to communicate with our Board in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, CA 92707-5759. We intend to forward all such communications to the Board, a Board committee, or any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to Ducommun or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications. The Board will endeavor to promptly respond to all appropriate communications.

Certain Relationships and Related Transactions

Since the beginning of fiscal 2021, we were not a participant in any transaction in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock or any of the immediate family members of any of the foregoing persons had or will have a direct or indirect material interest.

Although we do not have a written policy for the review of related party transactions, we have designed our internal control framework to identify related party transactions, including periodic disclosure certifications and monitoring controls. Any identified transactions are then reviewed by the Audit Committee of the Board to confirm that they comply with internal policies, procedures, and applicable regulations.

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Named Executive Officers

We believe our named executive officers have the appropriate balance of skills, knowledge, and experience to position us for growth and to maximize shareholder value going forward. We also believe our executive team represents an effective combination of seasoned and younger professionals as shown below.

Age Tenure

STEPHEN G. OSWALD Chairman, President and Chief Executive Officer Age: 58 Executive since: 2017	Mr. Oswald has served as President and Chief Executive Officer since January 2017, and as Chairman, President and Chief Executive Officer since May 2018. For additional information on Mr. Oswald, see “Directors’ Backgrounds and Qualifications” on page 15.

JERRY L. REDONDO Senior Vice President of Operations and Head of Ducommun Structures Age: 62 Executive since: 2013	Mr. Redondo has served as Senior Vice President of Operations and Head of Ducommun Structures since June 2017. Before that, he was Vice President, Operational Excellence from 2015 to 2017, and Vice President, Operational Excellence for several of Ducommun’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, Mr. Redondo was Group Vice President of Crane Aerospace & Electronics, Inc. (from 2010 to 2013), and Director of Operations and Global Supply Chain of the Parker Aerospace Control Systems Division of Parker Hannifin Company (from 1991 to 2010).

RAJIV A. TATA Vice President, General Counsel & Corporate Secretary Age: 49 Executive since: 2020	Mr. Tata has served as Vice President, General Counsel and Corporate Secretary since January 2020. Between the time of his promotion and May 2018, Mr. Tata served as Deputy General Counsel and Corporate Secretary. He joined Ducommun in April 2017 as Senior Director, Corporate Compliance. Prior to joining Ducommun, Mr. Tata served as Assistant General Counsel for BakerCorp, an oilfield service company, where he was responsible for assisting with mergers and acquisitions, commercial and real estate transactions, corporate governance and regulatory compliance matters.

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CHRISTOPHER D. WAMPLER Vice President, Chief Financial Officer, Controller and Treasurer Age: 54 Executive since: 2013	Mr. Wampler has served as Vice President, Chief Financial Officer, Controller and Treasurer since January 2021. Between the time of his promotion and June 2019, Mr. Wampler served as the interim Vice President, Chief Financial Officer and Treasurer, and served as Vice President, Controller and Chief Accounting Officer since 2016. Mr. Wampler was Vice President and Assistant Controller for several of Ducommun’s subsidiaries from 2013 to 2015. He was previously the Controller of Just Fabulous, Inc., an online subscription fashion retailer, from 2012 to 2013, and the Division Controller of the A.O. Smith Electrical Products Co. from 2004 to 2012. Mr. Wampler is a certified public accountant and a certified management accountant.

Security Ownership of Certain Beneficial Owners and Management

The tables below show the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and nominees for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. This information is as of February 22, 2022, except as otherwise indicated in the notes to the tables, and does not account for any tax withholding of shares that may occur after February 22, 2022, in connection with the vesting of restricted stock units or settlement of performance stock units that will vest or settle within 60 days of February 22, 2022, as described in the notes to the tables. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. We know of no contractual arrangements that may result in a change in control of Ducommun.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if she or he has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Ownership percentages in the table are based upon 11,972,368 shares of common stock outstanding as of February 22, 2022, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards that are exercisable, have vested, or will be exercisable within 60 days of February 22, 2022. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

	Address of Shareholders	Number of Shares		Percentage of Class
William Blair Investment Management LLC	100 International Drive Baltimore Drive, MD 21202	902,219	(1)	7.6%
Dimensional Fund Advisors LP	Building One 6300 Bee Cave Road, Austin, Texas	897,608	(2)	7.5%
BlackRock, Inc.	55 E. 52nd St. New York, NY 10055	810,275	(3)	6.8%
Paradigm Capital Management, Inc	Nine Elm Street Albany, NY 12207	714,681	(4)	6.0%
RBC Global Asset Management (U.S.) Inc.	50 South Fifth St., Suite 2350 Minneapolis, MN 55402	446,989	(5)	3.7%

(1)	The information is based on a Schedule 13G/A filed with the SEC on February 9, 2022. William Blair Investment Management LLC has sole voting power as to 807,478 shares and sole investment power as to 902,219 shares.
(2)	The information is based on a Schedule 13G filed with the SEC on February 8, 2022. Dimensional Fund Advisors LP has sole voting power as to 881,421 shares and sole investment power as to 897,608 shares.
(3)	The information is based on Schedule 13G filed with the SEC on February 1, 2022. BlackRock, Inc. has sole voting power as to 791,734 shares and sole investment power as to 810,275 shares.
(4)	The information is based on a Schedule 13G/A filed with the SEC on February 7, 2022. Paradigm Capital Management, Inc. has sole voting power as to 714,681 shares, and sole investment power as to 714,681 shares.
(5)	The information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 446,989 shares, and shared investment power as to 446,989 shares.

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Security Ownership of Directors and Management

Name	Number of Shares		Percentage of Class
Richard A. Baldridge	22,040	(1)	*
Shirley G. Drazba	7,240	(1)	*
Robert C. Ducommun	572,309	(2)	4.8%
Dean M. Flatt	31,840	(1)	*
Jay L. Haberland	31,762	(1)	*
Sheila G. Kramer	—	(3)	*
Stephen G. Oswald	408,372	(4)	3.4%
Samara A. Strycker	—	(5)	*
Jerry L. Redondo	74,648	(6)	*
Rosalie F. Rogers	88,732	(7)	*
Rajiv A. Tata	18,048	(8)	*
Christopher D. Wampler	40,667	(9)	*
All Directors and Executive Officers as a Group (11 persons)	1,295,658	(10)	10.8%

*	Less than one percent.
(1)	Includes 1,700 shares of restricted stock units that will vest on May 7, 2022.
(2)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 106,229 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 3,815 shares owned by Mr. Ducommun’s wife and daughter, (iv) 5,000 shares held in an IRA for the benefit of himself and (v) 1,700 shares of restricted stock units held by Mr. Ducommun which vest on May 7, 2022. Mr. Ducommun has sole voting and sole investment power as to 410,515 shares (includes 1,700 shares of restricted stock units that vest on May 7, 2022), shared voting power as to 50,000 shares and shared investment power as to 50,000 shares.
(3)	Includes 1,000 shares of restricted stock units that will vest on June 1, 2022.
(4)	Includes (i) 83,834 shares of common stock issuable upon exercise of stock options that have previously vested and are exercisable, and (ii) 20,000 shares of common stock held by a charitable trust over which Mr. Oswald shares voting and investment power with his wife.
(5)	Includes 1,000 shares of restricted stock that will vest on December 30, 2022.
(6)	Includes 22,102 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(7)	Includes 30,102 shares of common stock issuable upon exercise of stock options that are vested and are exercisable. Ms. Rogers retired from Ducommun as of January 4, 2022.
(8)	Includes 8,087 shares of common stock issuable upon the exercise of stock options that are vested and are exercisable.
(9)	Includes 11,574 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(10)	The number of shares includes an aggregate of 155,699 shares of common stock issuable upon exercise of stock options held by our directors and officers that are vested and are exercisable.

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Proposal 3: Resolution to Approve Executive Compensation on an Advisory Basis

We are asking shareholders to approve on an advisory basis Ducommun‘s named executive officer compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

1)	Recognize individual and team initiatives and performance;
2)	Provide competitive levels of compensation that align pay to the achievement of our financial goals;
3)	Create a pay-for-performance compensation approach to align executive interests with shareholder interests; and
4)	Assist in attracting and retaining qualified executives.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash incentives, restricted stock units that incrementally vest over three years, and performance stock units that will cliff vest at the end of a three-year performance period. In 2021, despite the continued headwinds facing Ducommun from the ongoing impact of the COVID-19 pandemic, the Compensation Committee continued to adhere to our pay-for-performance compensation philosophy and decided not to provide relief to management under the annual cash incentive plan relating to any COVID-19 related market impacts, which included revenue, OI and any expenditures. With respect to annual incentives, the Compensation Committee took into account the following:

a)	Management continued to successfully build-out Ducommun‘s defense business by ensuring the right product portfolio, strong operating discipline and metrics along with leveraging our lean, highly focused performance center concept, which resulted in year-over-year revenue gains of approximately 2.6% compared to 2020. This performance materially offset the delayed recovery in commercial aerospace and our defense business comprised approximately 70% of our total revenues in 2021, a significant achievement and record for the Company;
b)	Ducommun was awarded, for the first time, a Detail Parts Partner designation by Airbus, representing preferred supplier status and was awarded a five-year contract through 2026, which is expected to generate significant value for shareholders. As the market leader in commercial aerospace, Airbus had a backlog of over 7,000 planes as of December 2021 and anticipates increasing its monthly production rate of the A320 family of aircraft from 45 in 2021 to 70 by 2024(6). This was a significant step forward for Ducommun and its industry leading Titanium structural component business and a major milestone in its 172 year history;
c)	SG&A expense, which as a percentage of revenue is lower than all but two of Ducommun‘s proxy peer group companies, based on those firms‘ most recent Form 10-K filings. Moreover, at Ducommun‘s corporate headquarters, since 2016, the number of vice presidents at the Company decreased by over 50%, demonstrating management‘s continued strong cost management and effective spending controls, which in 2021 resulted in once again achieving year-over-year margin expansion with respect to EBITDA, despite the delayed commercial aerospace recovery in 2021; and
d)	Due the actions and results above, our management team was also able to achieve $11.06 diluted earnings per share versus $2.45 for 2020. Approximately $8.40 of this increase was attributable to the completion of a sale-leaseback transaction involving our Gardena, California performance center, with the remainder attributable to management‘s strong overdrive and continued development of Ducommun‘s defense business, and perseverance in maintaining cost discipline. With respect to the sale-leaseback transaction, management took full advantage of the current demand for industrial properties in the southern California market to create significant shareholder value, with net proceeds after taxes of greater than $110 million, which management immediately utilized a portion of to complete the acquisition of MagSeal LLC, a leading provider of high-impact, military-proven magnetic seals for critical systems in aerospace and defense applications, on a debt-free basis. Moreover, the proceeds from the sale-leaseback transaction position Ducommun to complete further strategic acquisitions, or pay down debt, both of which yield value to shareholders.

The Compensation Committee incorporated these considerations into the final annual cash incentive awards that recognized the significant individual and team performance that drove our return to growth in 2021. Moreover, the Compensation Committee firmly believes that Ducommun‘s return to growth in 2021, with year-over-year increases in earnings, revenue and operating income, as well as achieving an all-time high earnings per share, positions Ducommun and its shareholders very favorably for further success going forward.

(6)	May 27, 2021 press release, “Airbus Provides Suppliers with an Update on Production Plans,” https://www.airbus.com/en/newsroom/press-releases/2021-05-airbus-provides-suppliers-with-an-update-on-production-plans.

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With respect to long-term incentives, the Compensation Committee continued its practice of granting performance and restricted stock units to executives as the Company does not maintain a pension plan for our CEO or NEOs. The Compensation Committee believes this decision is consistent with our pay-for-performance compensation philosophy and maintains the alignment between executives‘ interests and those of our shareholders. As a result, in 2021:

•	Approximately 87% of target direct compensation for the chief executive officer was based on performance; and
•	Approximately 67% of target direct compensation of the other named executive officers, depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related tables and narrative that follow the CD&A, and which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board strongly believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this Proxy Statement has supported and contributed to our success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Ducommun”) approve, on an advisory basis, the compensation of Ducommun‘s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for Ducommun‘s 2022 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. However, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

At the 2021 Annual Meeting, shareholders expressed substantial support for the compensation of our named executive officers, with approximately 99% of the votes cast (excluding abstentions) approving the “say-on-pay” resolution.

Following the vote to be conducted at our 2022 Annual Meeting of Shareholders, we anticipate that the next advisory vote to approve named executive officer compensation will occur at our 2023 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” DUCOMMUN’S ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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2021 Compensation Discussion and Analysis

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Executive Summary

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to the executive officers listed below (the “Named Executive Officers” or “NEOs”) during 2021.

STEPHEN G. OSWALD,	JERRY L. REDONDO,	ROSALIE F. ROGERS,	RAJIV A. TATA,	CHRISTOPHER D. WAMPLER,
Chairman,	Senior Vice President,	Former Vice President and	Vice President, General	Vice President,
President and Chief	Operations and Head of	Chief Human Resources	Counsel and Corporate	Chief Financial Officer, Controller
Executive Officer	Ducommun Structures	Officer(7)	Secretary	and Treasurer

2021 Operations and Performance: A Return to Growth

The year ended December 31, 2021 marked a “Return to Growth” for Ducommun. We effectively leveraged many of our successes from the prior year, including a historically high backlog in our defense business, and experienced a modest level of recovery from some of our original equipment manufacturer customers in commercial aerospace. In addition, with the right footprint, cost structure, SG&A among industry leaders, especially at the corporate level, operational leadership and experience, Ducommun met its commitment to “Return to Growth” in 2021 made by our CEO, Stephen G. Oswald, publicly in August 2020. The critical metrics such as earnings, revenue, operating income and backlog, as well as achieving all-time high earnings per share are summarized in the tables and graphs below:

Diluted Earnings Per Share 2018 – 2021*

Diluted earnings per share* was $11.06 for 2021, as compared to $2.45 in 2020. This significant increase reflects the gain on a sale-leaseback transaction, management’s strong overdrive and continued development of Ducommun’s defense business and perseverance in maintaining cost discipline.

Operating Income ($000s)

Operating income grew to $48.9 million in 2021 due to revenue growth, gross margin expansion and strong cost controls in SG&A, up from approximately $45.5 million in 2020 and marking Ducommun’s return to growth in 2021.

(7)	Ms Rogers retired effective January 4, 2022.

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Revenue (in $000s)

Revenues in 2021 were $645.4 million, representing an approximately 2.6% year-over-year increase from 2020. This increase reflects purely organic growth achieved by management’s strong overdrive and development of Ducommun’s defense business.

Operating Income Margins (%)

Operating income margins increased by 40 bps, which was an excellent outcome reflecting Ducommun’s return to growth in 2021 and illustrates the benefit realized by shareholders from top-tier SG&A.

Adjusted EBITDA (in $000s)**

Adjusted EBITDA increased from approximately $87.9 million in 2020 to approximately $92.8 million in 2021 due to management’s performance during another extremely challenging year in commercial aerospace.

Adjusted EBITDA (%)**

Adjusted EBITDA increased by 40 bps from 14.0% in 2020 to 14.4% in 2021, which again resulted in an excellent outcome due to management’s performance during another extremely challenging year.

Gross Profit Margin (as % of Revenues)

Gross profit margin was 22.1% of revenues in 2021, the highest level in a decade! The 20 bps improvement was the result of revenue growth, strong operating efficiencies and cost controls despite ongoing challenges presented by the delayed commercial aerospace recovery.

Backlog (in $000s)**

Backlog, defined as customer placed purchase orders and long-term agreements with firm fixed price and delivery dates of 24 months or less, was approximately $905 million at the end of 2021, compared to $808 million at the end of 2020, reflecting a 24% increase in demand for products in Ducommun’s commercial aerospace business.

Our relative total shareholder return TSR compared to the Russell 200 Index over the 3-year period between 2019 and 2021 was in the 46th percentile, ranking 938th out of 2000 companies.***

*	Includes $14.8M of restructuring charges in 2018 and $2.4M of restructuring charges in 2020. Approximately $8.40 of the increase in 2021 was attributable to Ducommun’s completion of a sale-leaseback transaction involving its Gardena performance center.
**	Adjusted EBITDA and Backlog are non-GAAP financial measures. For a discussion of these measures and for reconciliation to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.
***	“Final Report Determination for Performance Shares Granted in 2018,” Willis Towers Watson, January 21, 2021.

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Shareholder Value

The chart below depicts our market capitalization between the years 2018 and 2021.

*	Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.
**	Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.
***	Based on 11,728,212 shares outstanding and closing price of $53.70 per share as of December 31, 2020.
****	Based on 11,925,087 shares outstanding and closing price of $46.77 per share as of December 31, 2021.

The following graph and table compare the total shareholder return on $100 invested in Ducommun common stock with the total shareholder return on $100 invested in the Russell 2000 Index, companies identified in the benchmarking and peer groups section of this Compensation and Disclosure Analysis, the NYSE Composite Index, and the Dow Jones Industrial Average for the three-year period from 2019 through 2021, with the year ended December 31, 2018, serving as the base period. The Russell 2000 Index measures the performance of approximately 2,000 small-capitalization companies in the Russell 3000 Index, a larger index of publicly traded companies that represents almost 98% of the investable U.S. stock market. The total returns include the reinvestment of cash dividends.

Total Shareholder Return vs. Proxy Peers, Russell 2000 and Selected Indices

Comparison of 3 Year* Cumulative Total Return

Ducommun Inc. vs. Median of Peers** and Russell 2000, NYSE and Dow Jones Indices***

Assumes Initial Investment of $100

December 2018

*	Data for each year depicted in the graph above is as of December 31 of each year.
**	For information about our peer group, see “Compensation Discussion and Analysis – Benchmarking and Peer Groups.”
***	Included to depict Ducommun’s performance against the broad, general market.

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	Cumulative Total Shareholder Return as of December 31,
	2018(1)	2019	2020	2021
Ducommun Incorporated	$100	$139	$148	$129
Russell 2000 Index	$100	$126	$151	$173
Median of Proxy Peers	$100	$122	$119	$111
NYSE Composite Index	$100	$122	$128	$151
Dow Jones Industrial Average	$100	$125	$138	$166

(1)	2018 serving as the base period.

Pay for Performance Philosophy

Our philosophy in compensating our named executive officers is oriented towards a pay-for-performance approach. In 2021, as reported in the Summary Compensation Table and other graphs below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in our stock price), at target, represented a significant percentage of the total compensation of each of the named executive officers:

CEO Compensation Mix   NEO Compensation Mix

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Compensation Program Overview

The direct elements of our executive compensation program are summarized below.

Type of compensation	Compensation element	Purpose	How paid	For more information
Fixed	Base salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance	Cash; paid bi-weekly	Page 45
Performance-based and variable	Annual incentive	Designed to reward the achievement of annual financial goals based on our actual financial performance compared to targets for adjusted operating income, revenue, and adjusted cash flow from operations; actual financial performance compared to a minimum adjusted net income goal; and individual performance	Cash; typically paid in the first quarter of the year following the year for which the incentive is earned	Page 45
	Performance stock units	Designed to reward the achievement of long-term growth in our adjusted diluted earnings per share, long-term reduction in our leverage ratio, relative total shareholder return, and for the CEO, revenue targets	Cliff vest at the end of the three-year performance period to the extent earned; paid in shares of common stock in the first quarter of the year after the performance period.	Page 49
Variable	Restricted stock units	Designed to reward the achievement of long-term growth in our stock price and to provide a long-term retention incentive	Shares vest ratably in annual increments over three years.	Page 48
Perquisites and Retirement Benefits	Automobile allowance; non- qualified deferred compensation plan; medical, dental, life and other insurance benefits, and 401(k) matching contributions provided on a non-discriminatory basis	Designed to provide limited perquisite and retirements necessary for the attraction and retention of key executives	Benefits paid bi-weekly; non-qualified deferred compensation plan and 401(k) matching annually	Page 53

As shown above, our executive compensation program reflects strong pay for performance alignment, and our financial performance was the most significant factor affecting compensation of the named executive officers in 2021.

A key factor in our ability to drive margin expansion is maintaining strong cost management and effective spending controls, resulting in top-tier SG&A expenses. As depicted below, Ducommun’s SG&A expense as a percentage of revenue is lower than all but two of its proxy peer group companies, based on those firms’ most recent Form 10-K filings with the SEC. In addition, Ducommun’s strong commitment to managing costs extends to its corporate headquarters. Since 2016, the number of vice presidents at the Company has decreased by over 50%, demonstrating management’s continued strong cost management and effective spending controls.

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Vice Presidents at DCO Corporate	DCO vs. Proxy Peers SG&A Expense

The total compensation of our CEO and other named executive officers increased slightly on a year-over-year basis, consistent with our return to growth in 2021. While our CEO’s total compensation for 2021* increased by 27% compared to 2020**, a significant amount of that (87%) was performance based and reflected our year-over-year growth in earnings, revenue, operating income and earnings per share, along with SG&A expense being among industry leaders as discussed above, as well as the Company’s stock price on the grant date in 2021 being more than double than in 2020. The chart below depicts our CEO’s total compensation compared to our revenue between 2018 and 2021.

*	The grant date fair value of long-term incentives issued in February 2021 was $55.24.
**	The grant date fair value of long-term incentives issued in May 2020 was $27.32.

On average, total compensation for our other named executive officers increased by 14% over 2020, with 67% being performance based.

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Other NEOs Total Compensation 2019-2021

Compensation Best Practices

Our executive compensation program includes a number of positive pay practices.

What We Do	What We Don’t Do
A significant majority of target direct compensation for the named executive officers was based on performance	We do not provide excise tax gross-ups
We have a clawback policy in place for our annual and long-term incentive plans	We do not provide any pension or supplemental retirement benefits
Executives and directors are subject to demanding stock ownership guidelines	We do not provide for any “single-trigger” equity vesting in the event of a change in control
We provide only modest perquisites	We do not permit option repricing without shareholder approval
Our Compensation Committee engages an independent compensation consultant	We do not grant stock options with an exercise price below 100% of fair market value
We prohibit executives and directors from pledging Ducommun stock or engaging in hedging transactions involving Ducommun stock

Last Year’s Say on Pay Vote

At the 2021 Annual Meeting, shareholders expressed substantial support for the compensation of our named executive officers, with approximately 99% of the votes cast (excluding abstentions) in favor of the “say-on-pay” advisory vote. The Compensation Committee considered the results of the 2021 advisory vote in connection with its regular evaluation of our executive compensation programs, and did not make any changes to our program or policies as a result of that vote.

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How Compensation Decisions are Made

Compensation Objectives

Our compensation programs are designed to provide competitive levels of compensation that link pay to the achievement of our financial goals, recognize individual initiative and performance, and assist Ducommun in attracting and retaining qualified executives. We intend for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

We do not target any specific mix of cash versus non-cash compensation for our named executive officers. Instead, each element of compensation (salary, annual cash incentive and long-term equity incentives) is awarded and targeted at amounts that are intended to be market-competitive and consistent with our compensation principles, and that reflect internal pay equity considerations. In keeping with this approach, the Compensation Committee decided to continue to primarily rely on the grant of performance stock units when awarding variable and performance-based compensation to executives. This approach provides consistency with our philosophy of creating pay-for-performance compensation opportunities to maintain alignment between executives’ interests and those of shareholders.

Role of the Compensation Committee

Decisions relating to compensation of our executive officers generally are made by the Compensation Committee. Each element of compensation for the chief executive officer is set by the Compensation Committee. Each element of compensation for the other named executive officers is recommended by the CEO and reviewed and approved by the Compensation Committee. As discussed below, we generally target the 50th to 75th percentile of published survey data in assessing and establishing compensation for the named executive officers for two reasons. First, our executive officers assume multiple responsibilities that extend beyond the scope of those traditionally performed by leaders in similar roles. Additionally, our overall compensation mix leans heavily towards being performance-based, which ensures that our executive officers’ interests are aligned with those of shareholders.

Compensation Consultant

The Compensation Committee retained Willis Towers Watson (“WTW”) as an independent compensation consultant directly reporting to the Compensation Committee. WTW did not provide any other services to us in 2021 other than with respect to executive compensation. The Compensation Committee has reviewed the independence of WTW and completed an assessment of any potential conflicts of interest raised by WTW’s work for the Compensation Committee by considering the following six factors and other factors it deemed relevant: (i) whether WTW provides other services to us; (ii) the annual dollar value of fees paid to WTW, as a percentage of WTW’s total revenue; (iii) the policies and procedures of WTW that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the relevant WTW consultants with a member of the Compensation Committee; (v) whether any WTW consultants own Ducommun stock, and how much; and (vi) any business or personal relationship of the WTW consultants or WTW with any of our executive officers. As a result of this review, the Compensation Committee concluded that WTW is independent and there are no such conflicts of interest.

Benchmarking and Peer Groups

The Compensation Committee has the compensation consultant prepare a formal executive compensation assessment every year. In October 2020, WTW assessed our executive compensation compared to a specific peer group and published compensation data, and made recommendations as appropriate for changes to our executive compensation program (the “WTW compensation assessment”).

The peer group for 2021 compensation decisions consisted of the following eleven companies in the aerospace and defense and industrial machinery industries that were identified as market comparators by WTW and the Compensation Committee:

AAR Corp	Heico Corporation
Aerojet Rocketdyne Holdings, Inc.	Kaman Corporation
Astronics Corporation	Kratos Defense & Security Solutions, Inc.
Barnes Group Inc.	Mercury Systems, Inc.
CIRCOR International, Inc.	RBC Bearings Incorporated
Cubic Corporation

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As of the date of WTW’s compensation assessment, the peer group companies had 50th percentile annual sales of $964 million and 25th percentile annual sales of $767 million as of the end of the most recent fiscal year. Our annual sales were $628.9 million in 2020 (the most recent full fiscal year at the time of WTW’s compensation assessment).

In addition, the WTW compensation assessment compared our executive compensation to published survey compensation data for general industry and manufacturing industry companies with annual revenues of between $500 million and $1 billion, based on WTW’s advice that such compensation survey data would provide a reasonable basis for benchmarking our executive compensation. The compensation survey data was gathered from the 2020 General Industry Executive Compensation Survey – U.S., Durable Products Manufacturing or All Industry data cuts, published by Willis Towers Watson Services, and the 2020 U.S. Mercer Benchmark Database – Total Remuneration Survey, published by William M. Mercer. Aggregate compensation data from the surveys was provided to the Compensation Committee.

When making compensation decisions regarding the CEO, CFO and the SVP of Operations, the Compensation Committee reviews and relies upon both the peer group data and the published survey compensation data. When making compensation decisions regarding the other executive officers, the Compensation Committee relies more on the published survey compensation data included in the WTW compensation assessment because the data provided for comparable positions within our peer group companies was considered insufficient.

In reviewing the peer group data and the published survey compensation data, the Compensation Committee evaluated the relative percentile ranking of the Chief Executive Officer and the other executive officers with respect to salary, total cash compensation, and total direct compensation. The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within Ducommun relative to other executives in making compensation decisions.

2021 Named Executive Officer Compensation

Base Salaries

In establishing the salaries for the named executive officers in 2021, the Compensation Committee considered the WTW compensation assessment of base salary levels, which indicated that the CEO’s base salary was generally consistent with the 50th percentile of our compensation peer group and at the 75th percentile of published survey compensation data. The base salaries of the other named executive officers were generally consistent with the 50th percentile of published survey compensation data. Accordingly, the Compensation Committee made the base salary changes shown below for 2021 in recognition that our executive officers assume multiple responsibilities that extend beyond the scope of those traditionally performed by leaders in similar roles. In all cases, salaries were raised to reward executives for their 2020 performance and for overcoming the unprecedented headwinds confronting Ducommun. Salaries for Mr. Tata and Mr. Wampler were raised by higher percentages to align their compensation with the market, particularly in light of Mr. Wampler’s promotion and assumption of significant new responsibilities.

	2021 Base Salary	2020 Base Salary	% Change
Mr. Oswald	$ 901,250	$ 875,000	3%
Mr. Redondo	$ 453,200	$ 440,000	3%
Ms. Rogers(1)	$ 322,390	$ 313,000	3%
Mr. Tata	$ 310,300	$ 290,000	7%
Mr. Wampler	$ 360,000	$ 275,000	31%
(1)	Ms. Rogers retired from Ducommun effective January 4, 2022.

Annual Cash Incentives

Annual cash incentives are awarded based on our actual financial performance compared to targets for three performance metrics, operating income, net revenues, and cash flow from operations so long as Ducommun exceeds an adjusted net income threshold of $10M. The performance metrics and their weightings are shown below.

The Compensation Committee chose these performance metrics because it believes that growth in these measures is essential to our objective of providing superior long-term total shareholder return. The Compensation Committee approves the threshold, target, and maximum goals for the financial performance measures, and the formula for funding the bonus pool, at the beginning of each year. These performance goals are set in line with our annual operating plan for the year.

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The Compensation Committee establishes a target annual cash incentive award for each named executive officer, expressed as a percentage of base salary. The 2021 annual operating plan approved by the Board contemplated that attainment of the maximum level of the cash flow from operations and operating income metrics would mark all-time record highs for Ducommun, thereby aligning management’s interests with those of shareholders. For 2021, target annual incentive award targets and actual payouts were as follows:

Executive	Target award (% of Base Salary)	Target Award($)	Actual Payout ($)
Mr. Oswald	100	897,211	987,000
Mr. Redondo	50	225,330	248,000
Ms. Rogers(1)	45	144,425	159,000
Mr. Tata	45	138,229	153,000
Mr. Wampler	50	176,730	195,000
(1)	Ms. Rogers retired from Ducommun effective January 4, 2022.

In establishing the annual cash incentive target amounts, the Compensation Committee considered the WTW compensation assessment, which indicated our annual cash incentive target percentages were appropriate relative to the market. Annual cash incentive payouts can range from zero to a maximum of three times the targeted percentage, depending on performance. A maximum of three times the targeted percentage is considered appropriate in recognition of the stretch nature of the performance goals, and the benefit bestowed on shareholders should they be attained.

Achievement of Performance Goals in 2021

In deciding actual payouts under the 2021 annual incentive plan, the Compensation Committee and Board first determined that Ducommun exceeded the adjusted net income threshold of $10M. The Compensation Committee then reviewed Ducommun’s performance against each metric established under the annual incentive plan to determine the award’s funding by metric, applied the appropriate weight to each metric and decided the actual funding for the 2021 annual incentive plan.

The table below depicts the threshold, target, and maximum goals for each metric under the 2021 annual incentive plan and our actual performance.

($ millions)	Threshold	Target	Maximum	Actual(1)	FY 2021 Award Funding by Metric	Annual Incentive Plan Metric Weighting	Total Earned (as % of Target)
Operating Income	45.9	54.0	62.1	56.3	157%	70%	110%
Net Revenues	633.6	660.0	686.4	645.4	–	10%	–
Cash Flow (as adjusted)	40.4	47.5	54.6	28.8	–	20%	–
Total							110%
Actual Funding							110%
(1)	Includes adjustments consistent with historical practices.

The Compensation Committee also reviewed and took into consideration several significant achievements and milestones, which are summarized below. No individual weightings were assigned to any one of these factors:

•	Management continued to successfully build-out Ducommun’s defense business by ensuring the right product portfolio, strong operating discipline and metrics along with leveraging our lean, highly focused performance center concept, which resulted in year-over-year revenue gains of approximately 2.6% compared to 2020. This performance materially offset the delayed recovery in commercial aerospace. Our defense business accounted for approximately 70% of our total revenues in 2021, a significant achievement and record for the Company.
•	Ducommun was awarded, for the first time, a Detail Parts Partner designation by Airbus, representing preferred supplier status and was awarded a five-year contract through 2026, which is expected to generate significant value for shareholders. As the market leader in commercial aerospace, Airbus had a backlog of over 7,000 planes as of December 2021 and anticipates increasing its monthly production rate of the A320 family of aircraft to from 45

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in 2021 to 70 by 2024(8). This was a significant step forward for Ducommun and its industry leading Titanium structural component business and a major milestone in its 172 year history.
•	SG&A expense, which as a percentage of revenue is lower than all but two of Ducommun’s proxy peer group companies, based on those firms’ most recent Form 10-K filings. Moreover, at Ducommun’s corporate headquarters, since 2016, the number of vice presidents at the Company has decreased by over 50%, demonstrating management’s continued strong cost management and effective spending controls, which in 2021 resulted in once again achieving year-over-year margin expansion with respect to EBITDA, despite the delayed commercial aerospace recovery in 2021.
•	Due the actions and results above, our management team was also able to achieve diluted earnings per share of $11.06, versus $2.45 for 2020. Approximately $8.40 of this increase was attributable to the completion of a sale-leaseback transaction involving our Gardena, California performance center, with the remainder attributable to management’s strong overdrive and continued development of Ducommun’s defense business, and perseverance in maintaining cost discipline. With respect to the sale-leaseback transaction, management took full advantage of the current demand for industrial properties in the southern California market to create significant shareholder value, with a net gain after taxes and fees of approximately $110 million, which management immediately utilized to complete the acquisition of MagSeal LLC, a leading provider of high-impact, military-proven magnetic seals for critical systems in aerospace and defense applications, on a debt-free basis. Moreover, the proceeds from the sale-leaseback transaction position Ducommun to complete further strategic acquisitions, or pay down debt, both of which yield value to shareholders.

The Compensation Committee used discretion and based its decisions regarding annual cash incentive payouts, on its informed judgment considering all of the above factors collectively, and made minor adjustments for one-time costs consistent with past practices. Despite the industry challenges confronting the business due to the delayed commercial aerospace recovery, unlike the prior year, the Compensation Committee decided not to provide relief to management under the annual cash incentive plan relating to any COVID-19 related market impacts to revenue, OI, cash or expenditures.

The annual cash incentive determination for each of the named executive officers is reflected in the table below.

	Target Award ($)	Target %	Payout % of Target	Total Payout ($)*
Mr. Oswald	897,211	100	110	987,000
Mr. Redondo	450,660	50	110	248,000
Ms. Rogers(1)	320,944	45	110	159,000
Mr. Tata	307,176	45	110	153,000
Mr. Wampler	353,459	50	110	195,000
*	We have a convention of rounding payout amounts up to the nearest thousand.
(1)	Ms. Rogers also received an additional $165,000 discretionary bonus in recognition of outstanding service to Ducommun over the past fifteen years, guiding the workforce through the COVID-19 pandemic and assistance with transition planning in connection with Ms. Rogers’ retirement.
(8)	May 27, 2021 press release “Airbus Provides Suppliers with an Update on Production Plans,” in http://www.airbus.com/en/newsroom/press-releases/2021-05-airbus-provides-suppliers-with-an-update-on-production-plans.

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The graphs below show the year-over-year change in our named executive officers’ annual incentive compensation between 2020 and 2021.

CEO Annual Incentive Compensation 2019-2021   NEO Annual Incentive Compensation 2019-2021

(8)	May 27, 2021 press release, “Airbus Provides Suppliers with an Update on Production Plans,” https://www.airbus.com/en/newsroom/press-releases/2021-05-airbus-provides-suppliers-with-an-update-on-production-plans.

Long-Term Incentives

The Compensation Committee granted long-term incentives in the form of performance stock units and restricted stock units to the named executive officers in 2021, allocated as follows:

CEO LTI Mix(1)    Other NEO LTI Mix(1)

(1)	Performance Stock Unit grants include Performance Restricted Stock Units discussed further below.

Performance stock units encourage executives to pursue specific financial (and other) goals that the Compensation Committee believes will contribute to long-term shareholder value. All of the named executive officers received substantially more performance stock units than restricted stock units to reinforce our emphasis on performance-based compensation. Restricted stock units provide a direct ownership interest in Ducommun and a long-term incentive for the named executive officers to remain employed with us. In addition, restricted stock awards align executive and shareholder interests because they increase or decrease in value with changes to our stock price. Performance and restricted stock unit awards are the only forms of long-term compensation afforded to our executives as Ducommun does not maintain a pension plan for our CEO and NEOs.

In determining the aggregate value of long-term incentives to grant for 2021, the Compensation Committee considered the results of the WTW compensation assessment as to the value of long-term incentives provided at the 50th percentile of our compensation peer group data and the 75th percentile of the published survey compensation data. The awards to the named executive officers reflect a mix of performance-based and time-based long-term incentives that was generally

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consistent with the market and prevailing business conditions, although greater emphasis was placed on performance-based awards to further incentivize our executive officers to achieve the performance metrics thereunder. The Compensation Committee also considered the total prior long-term incentives granted by Ducommun and the number of shares available under our stock incentive plans.

For 2021, the Compensation Committee made the following long-term incentive grants to the named executive officers:

	Performance Stock Units (#s at target)	Restricted Stock Units (#)	Value of PSU and RSU Grants Combined ($)(1)
Mr. Oswald	41,772	18,000	3,317,944
Mr. Redondo	6,390	3,440	545,663
Ms. Rogers	5,600	3,020	478,496
Mr. Tata	5,600	3,020	478,496
Mr. Wampler	5,600	3,020	478,496
(1)	Based on grant date closing price of our common stock.

In 2020, Ducommun intentionally reduced equity grants to its named executive officers to manage share dilution in light of several combined factors, including but not limited to the COVID-19 pandemic and the grounding and delayed re-certification of the 737MAX, all of which temporarily impacted the Company’s stock price*. In 2021, in conjunction with Ducommun’s return to growth and year-over-year improvement in key metrics such as earnings, revenue, operating income and earnings per share, the Company’s stock price recovered, and equity awards returned to those levels that were consistent with historical practices**. In the context of this expected return to normalcy and growth, on a year-over-year basis, the value of long-term incentives granted to our CEO in 2021 increased on a year-over-year basis compared to 2020, and consistent with our pay-for-performance philosophy, ensured that a significant majority of our executive’s compensation is dependent on performance, thereby incentivizing the increases in earnings, revenues, operating income and an all-time high earnings per share, all to shareholders’ benefit. The value of the long-term incentives granted to our CEO and named executive officers is depicted in the graphs below:

CEO Long-Term Compensation 2019-2021   NEO Long-Term Compensation 2019-2021

*	The grant date fair value of long-term incentives issued in May 2020 was $27.32.
**	The grant date fair value of long-term incentives issued in February 2021 was $55.51.

Performance Stock Units (FY2021-FY2023 Performance Period)

The performance stock units awarded in 2021 may be earned based upon the achievement of annual adjusted diluted earnings per share targets during each year over a three-year performance period, subject to a relative total shareholder return modifier. The Compensation Committee chose diluted earnings per share as the performance metric to tie executive compensation directly to the annual and long-term growth in Ducommun’s earnings. The Compensation Committee chose the relative total shareholder return modifier in order to align executive compensation with shareholder value creation.

The performance stock units granted in 2021 will cliff vest at the end of the three-year performance period in an amount between 0% and 200% of the target units, as shown below.

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Adjusted Diluted Earnings Per Share

	Adjusted Diluted EPS($)
	2021	2022	2023	Vesting Percentage of Target Units for Each Year	Three-Year Total*
Maximum	3.01	3.46	3.98	66.6%	200%
Target	2.78	2.94	3.12	33.3%	100%
Threshold	2.62	2.62	2.62	10.0%	30%
*	Assuming performance remains at the same level for all three years of the performance period.

The Compensation Committee set the threshold and target adjusted diluted earnings per share levels to be consistent with the annual operating plan, with the target level increasing by 6% each year of the performance period, ensuring management is incentivized to improve adjusted diluted earnings per share relative to the end of 2021.

In the event our performance falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points, rounded to the nearest whole unit. Adjusted diluted earnings per share is calculated, as determined by the Compensation Committee, by adjusting diluted earnings per share to reflect changes in accounting standards, discontinued operations to exclude gain or loss on the sale of any business or product line, and to reflect any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), transaction-related costs or expenses (including but not limited to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic 805), debt refinancing costs, and restructuring and other non-recurring expenses.

Relative total shareholder return modifier

After the end of the three-year performance period, our relative total shareholder return will be calculated as compared to the Russell 2000 Index for the same performance period. As depicted in the table below, the total number of performance share units earned will then be determined by multiplying the number of units earned on the adjusted diluted earnings per share metric by a modifier between 0.75-1.25. The relative total shareholder return modifier will not be greater than 1.0 unless our absolute total shareholder return over the three-year performance period is positive, regardless of our relative ranking.

Relative Total Shareholder Return v. Russell 2000 Index

Total Shareholder Return Percentile Rank	Total Vested Units Modifier
81% - 100%	1.25
71% - 80%	1.15
61% - 70%	1.10
41% - 60%	1.00
31% - 40%	0.90
21% - 30%	0.85
0% - 20%	0.75

Performance Stock Units (FY2019-FY2021 Performance Period)

The three-year performance period for performance stock units awarded in 2019 ended on December 31, 2021. The threshold, target, and maximum performance levels for performance stock units awarded in 2019, and the actual performance in each of the years 2019 to 2021, were as follows:

Adjusted Diluted EPS ($) for Performance Stock Unit Determination

	Threshold (10.0% payout each year)	Target (33.3% payout each year)	Maximum (66.6% payout each year)	Actual	% Earned
2019	1.64	1.74	1.89	2.70	66%
2020	1.64	1.84	2.17	2.62	66%
2021	1.64	1.95	2.49	11.06	68%
			Total shares awarded (%)		200%

Because our relative total shareholder return compared to the Russell 2000 Index was in the 46th percentile, the number of total shares earned was not adjusted due to the impact of the modifier, despite Ducommun achieving an historic diluted EPS of over $ 11.00 a share, a significant increase in shareholder value.

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CEO 2019 Performance Restricted Stock Unit Grant

In 2019, for the first time, our CEO was awarded performance restricted stock units subject to vesting based upon the achievement of revenue targets over a three-year performance period (from January 1, 2019 to December 31, 2021) established pursuant to the 2019 strategic plan approved by Ducommun’s Board of Directors, and which were granted to incentivize the achievement of long-term growth in the business. Following the end of the performance period, the Compensation Committee would determine the amount of revenue that was achieved by Ducommun relative to its strategic plan in the last year of the performance period, and the percentage and number of the performance restricted stock units earned as a result thereof. The following table summarizes the original revenue targets as a percentage and dollar value at threshold, target and maximum performance levels and the resulting payout levels:

Revenue

Performance Level	Performance (%)	Performance ($M)	Payout %
Maximum	110.0	809.0	200.0
Target	100.0	735.0	100.0
Threshold	90.0	662.0	50.0
<Threshold	<90.0	<662.0	–

In 2019, during the first year of the performance period, Ducommun’s revenue growth was on track to yield eighty-seven percent (87%) of target payout percentage and sixty-two percent (62%) of the maximum payout percentage under the award. In 2020, and contrary to the assumptions used in establishing metrics under the 2019 strategic plan, commercial aerospace programs were severely impacted by the COVID-19 pandemic and the grounding of the 737MAX (which was Ducommun’s largest revenue program in 2019 of approximately $130  million), which in turn, affected Ducommun’s 2021 revenue growth as well. The total impact to 2021 revenue was $96 million, including $29 million relating to the 737MAX and $67 million from other commercial aerospace programs.

Despite the unforeseen impacts described above, the Compensation Committee made no adjustments to the targets as originally established under the 2019 grant. Instead, the Compensation Committee considered the value realized by shareholders over the past three years, including: (i) year-over-year revenue gains of approximately 2.6% in 2021 compared to 2020; (ii) Ducommun’s top-tier SG&A, especially at its corporate headquarters, demonstrating management’s continued strong cost management and effective spending controls, which in 2021, resulted in achieving year-over-year margin expansion with respect to EBITDA; and (iii) the net proceeds after taxes of greater than $110 million relating to the sale-leaseback transaction involving Ducommun’s Gardena, California performance center, resulting in record diluted earnings per share of $11.06 in 2021.

As a result of the foregoing achievements, the Compensation Committee used its discretion to award a total of 11,000 shares to our CEO under the 2019 PRSU grant. The resulting funding level lies below target yet above threshold, which reflects the Compensation Committee’s determination that our CEO’s individual achievements and performance in 2020 and 2021 of the performance period should be recognized in light of his positive impact on shareholder value. The fair value resulting from the award equated to $514,470, computed by determining the fair value of the award as of December 31, 2021.

CEO 2021 Performance Restricted Stock Unit Grant

At the beginning of 2021, our CEO was awarded performance restricted stock units that may vest based upon the achievement of revenue targets, shown below, over a three-year period (from January 1, 2021, to December 31, 2023), measured at the end of the last year of the performance period. Based on our 2021 revenues of $645 million, revenues would need to increase by approximately 25% for our CEO to achieve the maximum payout at the end of the performance period, which would provide significant shareholder value.

Revenues

Performance Level	Performance (%)	Performance ($M)	Payout %
Maximum	104.4	804	200
Target	100	770	100
Threshold	95.5	735	50
<Threshold	<95.5	<735	–

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Timing of Long-Term Equity Grants

The Compensation Committee has implemented a process whereby all normal cycle long-term incentives are awarded by the spring of each year; long-term equity incentive grants in 2021 were consistent with this process. However, long-term incentive grants may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance. In addition, the timing of the award of normal cycle long-term equity incentives may be changed in the future, as needed, to meet changing circumstances.

Severance and Change in Control Agreements and Practices

Ducommun has entered into a key executive severance agreement with each of the executive officers. These agreements (which are all substantially the same) provide for cash severance and double trigger equity acceleration if there is a qualifying termination in connection with a change in control, and limited cash severance if there is a qualifying termination outside the context of a change in control. Key executive severance agreements are considered to be a necessary in the recruitment and retention of qualified executives. We believe having severance agreements in place allows our executives to focus on shareholder interests when considering strategic alternatives because they provide some financial security in the event of an involuntary termination of employment. We do not provide gross-ups for taxes under these agreements. In connection with her retirement, Ms. Rogers entered into a retirement agreement with Ducommun that superseded and replaced her key executive severance agreement. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

Clawback Policy

We have a clawback policy that applies in the event the Board determines there has been a restatement due to material noncompliance with financial reporting requirements under U.S. generally accepted accounting principles or SEC rules. In the event of such a restatement, the Board has the right, for the benefit of Ducommun, to recover all incentive payments and all vested performance-based equity awards made to executive officers who are found personally responsible for the material restatement, to the extent that such payments and vested awards were higher than they should have been because of the inaccurate financial statements. The clawback policy applies to incentive payments and vested performance-based equity awards made to executive officers after October 28, 2016.

Securities Trading Policy: Prohibition on Pledging and Hedging

To align the interests of our directors, officers, and employees, including our named executive officers, with our shareholders, our Insider Trading Policy does not permit any director, officer, or employee of Ducommun to either margin our securities or pledge Company securities as a loan or to engage in any hedging transactions involving our securities. Hedging includes the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers are not material. We provide a non-qualified deferred compensation plan and automobile allowance to our named executive officers, as well as medical, dental, life and other insurance benefits. In addition, the named executive officers receive 401(k) matching contributions on the same basis as our other employees. However, we do not provide any pension or supplemental retirement benefits to our named executive officers.

Director and Officer Stock Ownership Policy

In August 2020, the Compensation and Corporate Governance and Nominating Committees of the Board adopted a stock ownership policy that requires certain of our executive officers to acquire and hold shares of our stock equal in value to a multiple of their annual salary as follows:

Applicable Individuals	Stock Ownership Requirement (Multiple of Salary or Cash Retainer)
Chairman, President and Chief Executive Officer	5x Base Salary
Chief Operating Officer, Chief Financial Officer, Chief Human Resources Officer and General Counsel	3x Base Salary
Senior Most Officer of Each Key Business Unit.	1x Base Salary

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Under the policy, a participant’s stock ownership will be valued based on the average trading price of Ducommun’s stock over a twelve-month period ending on December 31 of each year. Executive officers have five years from the later of the adoption of the policy in August 2020 or their initial election to meet this stock ownership guideline. All of the named executive officers are either in compliance, or have additional time in which to comply, with the stock ownership guideline as of December 31, 2021.

Compensation Risk Assessment

The Compensation Committee reviews the risks associated with our compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us. In the course of its review, the Compensation Committee considered various features of our compensation policies and practices that discourage excessive risk taking, including those outlined below.

Compensation Feature	Compensation Practices
Philosophy	An appropriate compensation philosophy based on peer group, pay for performance, and other market compensation data.
Balanced Approach

An effective balance between cash and equity-based compensation.

An appropriate mix of short- and long-term performance measures, and maximum payouts under annual cash incentive and performance stock unit programs.

Multi-year vesting of long-term stock compensation awards.

An appropriate mix of time- and performance-based vesting schedules.

Financial measures as well as discretion to recognize individual performance.

Alignment of Interests with Shareholders	Stock ownership guidelines for key executive officers.
Perquisites and Retirement Benefits	Limited perquisites and retirement benefits.

Tax Deductibility and Gross-Ups

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, there had been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under Section 162(m). With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

The change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. Ducommun does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Compensation Committee,

Dean M. Flatt–Committee Chair
Shirley G. Drazba
Jay L. Haberland

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2021 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the years ended December 31, 2021, 2020 and 2019 awarded to, earned by or paid to the Named Executive Officers. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the Named Executive Officers required to be reported in that column in any year covered by the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)	Stock Awards ($)	(2)(3)	Option Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(4)	All Other Compensation ($)	(5)	Total ($)
Stephen G. Oswald Chairman, President and Chief Executive Officer	2021	897,211	–		4,370,320		–		987,000		44,636		6,299,099
	2020	899,039	–		2,251,772		–		1,799,000		27,696		4,977,506
	2019	806,250	–		2,016,261		560,770		2,314,000		40,623		5,737,904
Jerry L. Redondo Senior Vice President, Operations and Head Ducommun Structures	2021	450,660	–		588,988		–		248,000		27,698		1,315,209
	2020	436,148	–		379,645		–		437,000		26,383		1,279,176
	2019	405,080	–		363,150		75,303		581,000		35,709		1,460,242
Rosalie F. Rogers Vice President and Chief Human Resources Officer	2021	320,944	165,000		516,464		–		159,000		30,731		1,192,006
	2020	322,468	–		333,134		–		291,000		29,001		975,603
	2019	293,874	–		341,095		75,303		380,000		29,916		1,120,188
Rajiv A. Tata Vice President, General Counsel and Corporate Secretary	2021	307,176	–		516,464		–		153,000		26,081		1,001,773
	2020	296,192	–		300,952		–		267,000		25,387		889,531
Christopher D. Wampler Vice President, Chief Financial Officer, Controller and Treasurer	2021	353,459	–		516,464		–		195,000		30,259		1,094,585
	2020	282,555	75,000		300,952		–		255,000		27,284		940,791
	2019	255,508	125,000		310,125		62,486		293,000		29,322		1,075,441

(1)	Ms. Rogers was awarded a one-time cash payment of $165,000 in recognition of her outstanding service to Ducommun and her ongoing efforts to guide its workforce through the COVID-19 pandemic recovery, as well as assisting with transition planning in connection with her retirement.
(2)	These columns show the grant date fair value of awards granted to Messrs. Oswald, Redondo, Tata and Wampler, and Ms. Rogers computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in Footnote 10 to Ducommun’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.

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(3)	Stock awards to the named executive officers consisted of PSUs and RSUs in 2021. The grant date fair value of long-term incentives issued in May 2020 was $27.32 and for those issued in February 2021 was $55.24.The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date year of the award:

Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Stephen G. Oswald	2021	8,043,268
	2020	4,253,041
	2019	3,475,290
Jerry L. Redondo	2021	995,083
	2020	623,579
	2019	527,625
Rosalie F. Rogers	2021	872,060
	2020	547,083
	2019	504,175
Rajiv A. Tata	2021	872,060
	2020	493,809
Christopher D. Wampler	2021	872,060
	2020	493,809
	2019	469,000
(4)	Non-equity incentive plan compensation was earned for each year ended and was paid in the first quarter of the following year.
(5)	The following table discloses each item included in the “All Other Compensation” column for 2021:

Name	Automobile Allowance ($)	(a)	Life Insurance Premiums ($)	Ducommun Contributions to 401(k) Plan ($)	Ducommun Contributions to NQDCP ($)	Total ($)
Stephen G. Oswald	18,024		1,080	8,700	16,832	44,636
Jerry L. Redondo	18,024		974	8,700	–	27,698
Rosalie F. Rogers	18,024		693	8,700	3,314	30,731
Rajiv A. Tata	18,024		633	7,394	–	26,081
Christopher D. Wampler	18,024		756	8,700	2,779	30,259
(a)	Equates to a payment of $1,502 per month for automobile-related travel expenses such as lease payments, fuel and insurance.

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2021 Grants of Plan-Based Awards Table

The following table provides information on the 2021 Bonus Plan and the award of performance stock units (“PSU”s) and restricted stock units (“RSU”s) to the named executive officers during 2021:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards					Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	(1)	Maximum ($)	(1)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Stock and Option Awards ($)	(2)
Stephen G. Oswald
2021 Bonus Plan		–	897,211		2,691,633
PSUs	2/17/2021							41,772	104,430		2,601,978
RSUs	2/17/2021									18,000	999,180
PRSUs	3/08/2021							13,924	27,848		769,162
Jerry L. Redondo
2021 Bonus Plan		–	225,330		675,990
PSUs	2/17/2021							6,390	15,975		398,033
RSUs	2/17/2021									3,440	190,954
Rosalie F. Rogers(3)
2021 Bonus Plan		–	144,425		433,274
PSUs	2/17/2021							5,600	14,000		348,824
RSUs	2/17/2021									3,020	167,640
Rajiv A. Tata
2021 Bonus Plan		–	138,229		414,688
PSUs	2/17/2021							5,600	14,000		348,824
RSUs	2/17/2021									3,020	167,640
Christopher D. Wampler
2021 Bonus Plan		–	176,730		530,189
PSUs	2/17/2021							5,600	14,000		348,824
RSUs	2/17/2021									3,020	167,640
(1)	The target and maximum amounts of awards are based on the bonus-eligible salary of each of the named executive officers at December 31, 2021.
(2)	The fair value of the performance stock units are shown based on the probable outcome of the performance conditions as of the date of grant for the awards.
(3)	For Ms. Rogers, PSUs granted in 2021 vested as of December 31, 2021 in accordance with that Retirement and Release Agreement dated November 29, 2021 between Ducommun Incorporated and Rosalie F. Rogers.

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2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options (“SOs”) and unvested PSUs and RSUs granted to the named executive officers that were outstanding on December 31, 2021:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen G. Oswald
SOs	1/23/2017	28,000		–	29.53	1/22/2024
SOs	5/14/2018	32,500		–	32.90	5/14/2028
SOs	6/17/2019	23,100		11,900	42.25	6/17/2029
PRSUs	1/23/2017									26,667		1,546,033
PRSUs	5/07/2020									31,135		1,456,184
PRSUs	3/08/2021									13,924		651,225
PSUs	5/07/2020									62,270		2,912,368
PSUs	2/17/2021									83,544		3,907,353
RSUs	6/17/2019						4,940		231,044
RSUs	5/07/2020						13,840		647,297
RSUs	2/17/2021						18,000		841,860
Jerry L. Redondo
SOs	3/23/2016	10,000		–	15.92	3/22/2023
SOs	3/20/2017	4,000		–	28.67	3/19/2024
SOs	5/14/2018	5,000		–	32.90	5/14/2028
SOs	6/17/2019	3,102		1,598	42.25	6/17/2029
PSUs	5/07/2020									18,260		854,020
PSUs	2/17/2021									12,780		597,721
RSUs	6/17/2019						1,200		56,124
RSUs	5/07/2020						3,274		153,125
RSUs	2/17/2021						3,440		160,889
Rosalie F. Rogers
SOs	3/30/2015	8,000		–	25.51	3/29/2022
SOs	3/23/2016	10,000		–	15.92	3/22/2023
SOs	3/20/2017	4,000		–	28.67	3/19/2024
SOs	5/14/2018	5,000		–	32.90	5/14/2028
SOs	6/17/2019	3,102		1,598	42.25	6/17/2029
RSUs	6/17/2019						1,100		51,447
RSUs	5/07/2020						2,874		134,417
RSUs	2/17/2021						3,020		141,245

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	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rajiv A. Tata
SOs	4/10/2017	750		–	29.00	4/9/2024
SOs	5/14/2018	1,833		–	32.90	5/14/2028
SOs	6/17/2019	3,854		1,986	42.25	6/17/2029
SOs	10/10/2019	1,650		850	40.44	10/10/2029
PSUs	5/07/2020									14,460		676,313
PSUs	2/17/2021									11,200		523,824
RSUs	6/17/2019						197		9,214
RSUs	5/07/2020						2,600		121,602
RSUs	2/17/2021						3,020		141,245
Christopher D. Wampler
SOs	3/20/2017	4,000		–	28.67	9/19/2024
SOs	5/14/2018	5,000		–	32.90	5/14/2028
SOs	6/17/2019	2,574		1,326	42.25	6/17/2029
PSUs	5/07/2020									14,460		676,313
PSUs	2/17/2021									11,200		523,824
RSUs	6/17/2019						967		45,211
RSUs	5/07/2020						2,600		121,602
RSUs	2/17/2021						3,020		141,245
(1)	The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2017 and 2018, all were vested and became exercisable in 2021; and (ii) for stock options granted in 2019, one-third vested and became exercisable in each of 2020 and 2021, and the remaining one-third will vest and become exercisable in 2022.
(2)	The unvested restricted stock units vest as follows: (i) with respect to grants in 2019, two-thirds vested in 2020 and 2021, and one-third will vest in 2022; (ii) with respect to grants in 2020, one-third vested in 2021 and one-third will vest in each of 2022 and 2023; and (iii) with respect to grants in 2021, the award will vest in equal installments of one-third in 2022, 2023 and 2024.
(3)	Performance stock units are shown based on our actual achievement of performance measures for periods through 2021 and at the maximum number of shares eligible to vest for performance periods that end after 2021. The performance stock units will vest if the performance conditions are met as follows: (i) grants in 2019 vested, based on achievement of the performance metrics on December 31, 2021 and were settled in the first quarter of 2022, (ii) grants in 2020 will vest, if at all, based on achievement of the performance metrics on December 31, 2022 and will be settled in the first quarter of 2023, and (iii) grants in 2021 will vest, if at all, based on achievement of the performance metrics on December 31, 2023 and will be settled in the first quarter of 2024.
(4)	The amounts for PSUs are calculated based on the number of unvested PSUs and the closing price of our common stock on the NYSE on the last trading day of 2021 ($46.77).

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2021 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the Named Executive Officers during 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen G. Oswald	–	–	80,247	(1)	4,571,114
Jerry L. Redondo	–	–	13,003	(2)	709,903
Rosalie F. Rogers	–	–	26,562	(2)	1,278,493
Rajiv A. Tata	–	–	1,747	(3)	100,293
Christopher D. Wampler	–	–	11,040	(2)	711,801
(1)	The number of shares reflects: (a) restricted stock units that vested during the year, (b) PSUs from the 2019 grant, for which the performance period ended on December 31, 2021, (c) vesting of one-third of performance restricted stock units, granted on January 23, 2017, as a result of the average closing price of Ducommun stock on the New York Stock Exchange exceeding 200% of the price on the date of grant over a period of 30 consecutive trading days, and (d) the incremental fair value of the CEO’s 2019 PRSU award was computed as follows: the fair value of the award as a result of Compensation Committee discretion as of December 31, 2021 less the fair value of the original award.
(2)	The number of shares reflects restricted stock units that vested during the year, together with the PSUs from the 2019 grant, for which the performance period ended on December 31, 2021. For Ms. Rogers, the number of shares reflects the vesting of previously awarded PSUs in accordance with that Retirement and Release Agreement dated November 29, 2021 between Ducommun Incorporated and Rosalie F. Rogers.
(3)	The number of shares reflects restricted stock units that vested during the year.

2021 Pension Benefits Table

We do not provide pension benefits to any of our named executive officers.

2021 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a nonqualified defined contribution and nonqualified deferred compensation plan (the “Plan”) to certain members of our management, including the named executive officers. Participants may elect to receive all or a portion of any Plan year’s deferral balance while they are still employed by Ducommun under various conditions as set forth in the Plan. Participants who separate from Ducommun will have their deferral balances paid within ninety (90) days after their employment ends, unless specific retirement guidelines are met. Participants who meet our retirement guidelines can elect to have their distributions made in either a lump sum or in 2 to 10 annual installments, depending on the payment method selected. Participants with deferred amounts less than $100,000 will be paid out in a lump sum upon departing from Ducommun. Scheduled in-service distributions are paid in a lump sum. If a participant terminates prior to or while receiving a scheduled in-service distribution, or if a participant has elected to have the deferral balance paid after employment ends, the distribution will be paid (or installments will commence) in the month following separation from service. However, for certain specified employees, post-employment distributions generally cannot be paid until six months after separation of service, except in the event of death. Additionally, limited portions of a Participant’s account may be distributed in accordance with the Plan in the event the participant suffers a sudden, unexpected and severe financial hardship. We may credit additional amounts under the Plan on behalf of eligible employees in an amount equal to the 10 Year U.S. Treasury Bill Rate plus three hundred basis points based on participants’ annual contributions to the Plan. The table below summarizes participants’ contributions to the Plan for 2021:

Name	Executive Contributions in Last FY ($)	(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen G. Oswald	894,826		16,832	4,085	–	915,743
Jerry L. Redondo	–		–	–	–	–
Rosalie F. Rogers	48,142		3,314	24,671	–	76,127
Rajiv A. Tata	–		–	–	–	–
Christopher D. Wampler	54,123		2,779	4,435	–	61,337
(1)	Executive contributions represent a percentage of Salary and Non-Equity Incentive Plan Compensation amounts identified in the Summary Compensation Table. Amounts related to unvested PSUs and RSUs are excluded and, if deferred, will be reported as a contribution in the year of vesting .

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Potential Payments Upon Termination or Change in Control

We have entered into key executive severance agreements with each of our executive officers. The key executive severance agreements provide that if a change in control of Ducommun occurs and there is qualifying termination of employment of the named executive officer within the three months prior to or 24 months following that change in control, the named executive officer will be entitled to receive payment in a single lump sum of an amount equal to the sum of (i) two times the annual base salary of the executive officer prior to the change in control and (ii) two times the target annual cash incentive of the executive officer under our annual cash incentive plan in effect during the year prior to the change in control. Further, with respect to long-term equity incentives granted to such executive officers, (x) stock options become fully exercisable immediately, (y) performance stock units become vested immediately based on our actual achievement of performance measures for periods through the date of termination of employment and at the target number of shares for periods after the date of termination of employment, and (z) restricted stock units vest immediately.

As used herein, a change in control of Ducommun is generally deemed to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of our assets, the acquisition by a person or group of certain percentages of our outstanding voting securities, the consummation of a plan of liquidation or dissolution of Ducommun, or certain changes in the members of the Board.

The key executive severance agreements also provide that if there is a qualifying termination of employment of the named executive officer at any time other than in connection with a change in control of Ducommun as described above, the named executive officer shall be entitled to receive payment of his or her full salary for a period of one year (or, two years in the case of the CEO), together with payment of the amount of any annual cash incentive for a past year that has not yet been awarded or paid and continuation of benefits for a period of one year (or, two years in the case of the CEO).

A qualifying termination of employment includes any termination of employment other than a termination for cause, except for death, disability or retirement. Termination for cause is defined in the key executive severance agreements as termination by Ducommun upon (i) the willful and continued failure by the executive to substantially perform his or her duties with Ducommun other than any such failure resulting from the executive’s incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee that specifically identifies the manner in which the executive has not substantially performed his or her duties, or (ii) the willful engaging by the executive in misconduct that is materially injurious to Ducommun, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the part of an executive, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of Ducommun. In the event of a change in an executive’s position or duties, a reduction in the executive’s salary, a removal from eligibility to participate in our annual cash incentive plan, or other events as described in the key executive severance agreements, then the executive will have the right to treat such event as a termination of his or her employment by Ducommun without cause and to receive the payments and benefits described above.

In connection with Ms. Rogers’ retirement, Ducommun and Ms. Rogers entered into a retirement and release agreement (the “Retirement Agreement”), which superseded her key executive severance agreement with Ducommun. Under the Retirement Agreement, Ducommun paid Ms. Rogers a lump sum cash payment equal to approximately $490,000, representing (i) twelve (12) months of base salary, (ii) a cash payment for 2021 equal to the annual cash bonus that she would have otherwise been eligible to earn for fiscal year 2021 and (ii) COBRA premiums for twelve (12) months. The Retirement Agreement further provides that all outstanding long-term incentive grants (including stock options, restricted stock units and performance stock units) previously awarded to Ms. Rogers will continue to vest and, if applicable, settle in accordance with the performance metrics, conditions and vesting schedule set forth in the underlying award agreement. In addition, the Compensation Committee approved a one-time cash payment to Ms. Rogers of $165,000 in recognition of her outstanding services to Ducommun and her ongoing efforts to guide its workforce through the COVID-19 pandemic recovery, as well as her assistance with transition planning in connection with her retirement. Ms. Rogers did not receive, and is not eligible to receive, any payments or benefits pursuant to her key executive severance agreement with Ducommun.

If a change in control of Ducommun occurs and there is a qualifying termination of employment of a named executive officer within the three months prior to or 24 months following the change in control of Ducommun, the named executive officer would receive the amounts in the table below in the column “Termination of Employment in Connection with Change in Control.” If there is a qualifying termination of employment of the named executive officer under other circumstances, the named executive officer would receive the amounts in the table below in the column “Other Termination of Employment.” The information in the table below assumes that a triggering event occurred on December 31, 2021.

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Name	Benefits	Termination of Employment in Connection with a Change in Control ($)	Other Termination of Employment	(6)
Stephen G. Oswald	Salary(1)	1,802,500	1,802,500
	Bonus(1)	1,794,422	–
	Benefits	–	21,377
	Stock Options(3)	53,788	–
	Performance Stock Units(4)	8,370,264	–
	Restricted Stock Units(5)	1,720,201	–
	Total	13,741,175	1,823,877
Jerry L. Redondo	Salary(2)	906,400	453,200
	Bonus(2)	450,660	–
	Benefits	–	30,011
	Stock Options(3)	7,223	–
	Performance Stock Units(4)	1,106,321	–
	Restricted Stock Units(5)	370,138	–
	Total	2,840,742	483,211
Rosalie F. Rogers(6)	Salary(2)	644,780	313,000
	Bonus(2)	288,850	–
	Benefits	–	17,812
	Stock Options(3)	7,223	–
	Performance Stock Units(4)	–	–
	Restricted Stock Units(5)	327,109	–
	Total	1,267,962	340,202
Rajiv A. Tata	Salary(2)	620,600	310,300
	Bonus(2)	276,458	–
	Benefits	–	21,661
	Stock Options(3)	14,355	–
	Performance Stock Units(4)	909,667	–
	Restricted Stock Units(5)	272,045	–
	Total	2,093,126	331,961
Christopher D. Wampler	Salary(2)	720,000	360,000
	Bonus(2)	353,460	–
	Benefits	–	19,118
	Stock Options(3)	5,994	–
	Performance Stock Units(4)	909,667	–
	Restricted Stock Units(5)	308,058	–
	Total	2,297,178	379,118
(1)	The amount of salary continuation for the Chairman, President and CEO is equal to two times his base salary as of December 31, 2021 plus two times his target bonus.
(2)	The amounts of salary continuation are equal to two times the base salary as of December 31, 2021 plus two times the target annual bonus of the named executive officer under our Bonus Plan in effect during the year prior to the change in control.
(3)	The amounts for stock options are calculated based on the positive difference, if any, between the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2021 and the closing price of our common stock on the NYSE on the last trading day of 2021 ($46.77).
(4)	The amounts for PSUs are calculated based on the number of unvested PSUs and the closing price of our common stock on the NYSE on the last trading day of 2021 ($46.77). The number of unvested PSUs has been calculated based on our actual achievement of performance measures for periods through year-end 2021 plus the target number of shares for periods after year-end 2021. PSUs granted in 2019 are not included since they are considered to be fully vested at December 31, 2021. The number of unvested PRSUs granted to Mr. Oswald are included in these amounts based on the closing price of our common stock on the NYSE on the last trading day of 2021 ($46.77).
(5)	The amounts for RSUs are calculated based on the number of unvested RSUs and the closing price of our common stock on the NYSE on the last trading day of 2021 ($46.77).
(6)	The information set forth for Ms. Rogers has been included in accordance with applicable SEC rules. However, she received payments in connection with her retirement following the end of 2021 pursuant to her Retirement Agreement.

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Pay Ratio Disclosure

Mr. Oswald’s 2021 annual total compensation was $6,299,099 and the 2021 annual total compensation of the median compensated employee as of December 31, 2021, other than our CEO, Stephen G. Oswald, was $45,428. The ratio of these amounts was 139-to-1. For these purposes, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory welfare benefits, which are not required to be reported as compensation for our CEO in the Summary Compensation Table on page 54.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll records and the methodology described below. For these purposes, we identified the median compensated employee using base annual pay, excluding overtime, for calendar year 2021, which we annualized for any permanent employee who did not work for the entire year. As permitted by SEC rules, we excluded approximately 52 employees located in Thailand, who in the aggregate represented less than 5% of our 2,529 employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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Proposal 4
Approval of Amendment of Ducommun’s 2020 Stock Incentive Plan

Introduction

On February 4, 2022, the Board of Directors unanimously adopted and approved an amendment to the 2020 Stock Incentive Plan (the “Amended 2020 Stock Plan”), and is submitting the Amended 2020 Stock Plan to shareholders for their adoption and approval at the 2022 Annual Meeting. Upon approval by our shareholders, the Amended 2020 Stock Plan would amend and restate our shareholder-approved 2020 Stock Incentive Plan (the “Current Plan”). The Amended 2020 Stock Plan would, among other things, increase the number of shares available for issuance pursuant to the stock incentive plans of Ducommun by 380,000 shares and increase the duration of the term through the ten-year anniversary of the adoption of the Amended 2020 Stock Plan by the shareholders. In addition to this increase, the Amended 2020 Stock Plan includes a handful of housekeeping amendments (which do not require shareholder approval), including language explicitly providing that shares withheld for payment of taxes for full value awards (i.e., awards other than stock options or stock appreciation rights) will not be made available for subsequent grants. The Board of Directors believes our interests are best advanced by providing equity-based incentives to certain individuals responsible for our long-term success by encouraging such persons to remain in the service of Ducommun and to align the financial objectives of such individuals with those of our shareholders.

The Current Plan is the only active stock incentive plan under which Ducommun can grant equity-based compensation awards. Because Ducommun anticipated that its equity-based compensation needs would soon exceed the remaining shares available under the Current Plan, the Board of Directors of Ducommun adopted the Amended 2020 Stock Plan. The table below gives information about Ducommun’s common stock that may be issued upon the exercise of options and vesting of restricted stock units and performance stock units under all of Ducommun’s equity compensation plans as of December 31, 2021. The table therefore includes the following plans: the 2013 Stock Incentive Plan (the “2013 Plan”) and the Current Plan. There are no outstanding awards under equity compensation plans not approved by shareholders. The table below also includes information regarding the Amended 2020 Stock Plan.

New shares being authorized under the Amended 2020 Stock Plan	380,000
Stock options outstanding	317,779
Weighted average exercise price	$ 35.30
Weighted average remaining contractual life of stock options	5.7 years
Restricted Stock Units outstanding (unvested)	202,282
Performance Stock Units outstanding (unvested)	299,563
Shares remaining for grant under the Current Plan	113,579
Total number of shares available for future awards after April 20, 2022 if this proposal is approved	493,579

As of December 31, 2021, Ducommun had approximately 933,203 shares of common stock subject to outstanding awards (under the Current Plan and 2013 Plan) or available for future awards under the Current Plan, which represented approximately 8% of our common stock outstanding, alternatively referred to as the overhang percentage. The Amended 2020 Stock Plan, if approved, will provide for the issuance of 380,000 shares in addition to shares remaining under the Current Plan. The 380,000 additional shares of common stock would increase the overhang percentage by approximately 3% to approximately 11%. Between 2019 and 2021, Ducommun’s three-year average burn rate was 2.1%. We expect the Amended 2020 Stock Plan to be sufficient to support Ducommun’s equity-based compensation programs for approximately one year.

Why You Should Vote for the Amended 2020 Stock Plan

The Board of Directors recommends that our shareholders approve the Amended 2020 Stock Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive reward to Ducommun performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our shareholders. The approval of the Amended 2020 Stock Plan will enable us to continue to provide such incentives.

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Promotion of Good Corporate Governance Practices

The Board of Directors believes the use of share-based incentive awards promotes best practices in corporate governance by aligning participants’ interests with maximizing shareholder value. Specific features of the Amended 2020 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

1.	Options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;
2.	Ducommun will not, without shareholder approval, reduce the exercise price of a stock option or stock appreciation right and, at any time when the exercise price of a stock option or stock appreciation right is above the fair market value, the Company will not, without shareholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock option or stock appreciation right for cash or a new award;
3.	Dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;
4.	Awards under the plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by Ducommun in the future;
5.	No liberal share recycling;
6.	Annual limit on equity and cash compensation that may be paid or awarded to non-employee directors; and
7.	Limits on full-value awards that can be granted.

Amended 2020 Stock Plan Summary

The following is a description of the material features of the Amended 2020 Stock Plan. The complete text of the 2020 Stock Plan, as amended, is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B.

Purpose and Eligibility

The purpose of the Amended 2020 Stock Plan is to enable Ducommun and its subsidiaries to attract, retain and motivate participants by providing for or increasing their proprietary interests in Ducommun. Any person who is a current or prospective employee or a nonemployee director of Ducommun or any of its subsidiaries will be eligible to be considered for the grant of awards under the Amended 2020 Stock Plan. As of the December 31, 2021, approximately six nonemployee directors, five executive officers and 2,529 other employees of Ducommun and its subsidiaries were so eligible.

Shares Subject to the Amended 2020 Stock Plan and to Awards

The maximum number of shares of common stock that may be issued pursuant to awards granted under the Amended 2020 Stock Plan is subject to adjustments to prevent dilution, 809,030, plus any shares of common stock that remained available for grant under the 2013 Plan as of May 6, 2020 and any shares of common stock subject to outstanding awards under the 2013 Plan as of May 6, 2020 that on or after May 6, 2020 are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. Under the Amended 2020 Stock Plan, no single participant may be granted awards covering more than 250,000 shares of common stock in any fiscal year.

Shares of common stock issued under the Amended 2020 Stock Plan may be either authorized and unissued shares or previously issued shares acquired by Ducommun. On forfeiture, termination or expiration of an unexercised or unvested award under the Plan, in whole or in part, the number of shares of common stock subject to such award again become available for grant under the 2020 Stock Plan. The Amended 2020 Stock Plan provides that shares retained by or delivered to Ducommun to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares purchased by Ducommun in the open market do not become available for issuance as future awards under the Plan.

The closing price of Ducommun’s stock on February 22, 2022 was $46.47 per share.

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Administration

The Amended 2020 Stock Plan is administered by the Compensation Committee, which is a committee of two or more independent directors appointed by the Board of Directors of Ducommun (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the Amended 2020 Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by Ducommun of specified performance criteria. The expenses of administering the Amended 2020 Stock Plan will be borne by Ducommun.

Subject to certain limitations, the Committee has the authority to delegate the administration of the Plan, and the Plan permits Ducommun’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. In addition, the Committee has the authority to delegate to one or more officers of Ducommun the authority to perform any or all things that the Committee is authorized and empowered to do or perform under the Amended 2020 Stock Plan. To the extent such a delegation does occur, the resolution or policy so authorizing such officer or officers must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority (which cannot exceed the annual allotment of shares of common stock approved by the Committee), and that any such award shall be subject to the form of award agreement approved by the Committee.

All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the Amended 2020 Stock Plan, any rules and regulations under the Amended 2020 Stock Plan and the terms and conditions of or operation of any award granted under the Amended 2020 Stock Plan, will be final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2020 Stock Plan or any award. The Board of Directors and/or the Committee will consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of Ducommun and such attorneys, consultants and accountants as it may select.

Awards

The Amended 2020 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of common stock or any other security or benefit with an exercise or conversion privilege at a price related to common stock or with a value derived from the value of common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Stock Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to a participant may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common stock may be issued pursuant to awards under the Amended 2020 Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the Amended 2020 Stock Plan.

A participant does not have voting rights with respect to any common stock subject to awards under the Amended 2020 Stock Plan until the participant has become the holder of record of the common stock. Dividends or dividend equivalents credited/payable in connection with an award under the Amended 2020 Stock Plan (to the extent such dividends or dividend equivalents may become credited/payable for the award) that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests. Dividend equivalent rights will not be granted in connection with any award of stock options or stock appreciation rights under the Amended 2020 Stock Plan.

The exercise or base price for any stock option or stock appreciation right granted may not be less than the fair market value of the common stock subject to that award on the grant date. There is one exception to this requirement. This exception allows the exercise or base price per share with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by employees or directors of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. The term of all stock options and stock appreciation rights granted under the Amended 2020 Stock Plan may not exceed 10 years.

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Vesting

Subject to the minimum vesting provisions described in this paragraph, the vesting of awards granted under the Amended 2020 Stock Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Committee, in its sole and absolute discretion, will determine.

The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of common stock, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the Amended 2020 Stock Plan, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Ducommun as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

The Board of Directors and/or Committee may, in an award agreement or otherwise, provide for the deferred delivery of common stock or cash upon settlement, vesting or other events with respect to restricted stock units. However, in no event will election to defer the delivery of common stock or any other payment with respect to any award be allowed if the Board of Directors and/or Committee determines, in its sole discretion that the deferral would result in the imposition of the additional tax under applicable law. Ducommun, the Board of Directors and/or the Committee will have no liability to an employee, or any other party, if an award that is intended to be exempt from, or compliant with, applicable tax law is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

Acceleration

An award granted under the Amended 2020 Stock Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of Ducommun or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of Ducommun or other significant corporate transaction.

Duration of the Amended 2020 Stock Plan

Awards may not be granted under the Amended 2020 Stock Plan after the tenth anniversary of the adoption of the Amended 2020 Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of common stock may be issued pursuant to any award after the tenth anniversary of the adoption of the Amended 2020 Stock Plan.

Transferability

Awards under the Amended 2020 Stock Plan may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right is exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the participant’s death by the participant’s beneficiaries or as permitted by the Board of Directors and/or Committee, and, to the extent permitted by the Board of Directors and/or Committee, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

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Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of Ducommun may amend or terminate the Amended 2020 Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Amended 2020 Stock Plan of any rights thereunder without his or her consent. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of Ducommun:

(a)	increase the maximum number of common stock for which awards may be granted under the Amended 2020 Stock Plan;
(b)	reduce the price at which options may be granted below the price provided for in the Amended 2020 Stock Plan;
(c)	reprice outstanding options or stock appreciation rights;
(d)	extend the term of the Amended 2020 Stock Plan;
(e)	change the class of persons eligible to be participants;
(f)	increase the individual maximum limits set forth in the 2020 Stock Plan; or
(g)	otherwise amend the Amended 2020 Stock Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the common stock is traded, listed or quoted.

Compensation Recoupment Policy

Subject to the terms and conditions of the Amended 2020 Stock Plan, the administrator may provide at the time an award is granted that any participant and/or any award, including any shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by Ducommun from time to time.

Plan Benefits

The following table sets forth information on stock options, restricted stock units and performance stock units granted under the Current Plan from its inception through March 8, 2022 to certain individuals:

Name and Position	Stock Options	Restricted Stock Units	Performance Stock Units	Total
Stephen G. Oswald Chairman, President and Chief Executive Officer	–	38,760	117,966	156,726
Jerry L. Redondo Senior Vice President, Operations and Head Ducommun Structures	–	8,350	15,520	23,870
Rosalie F. Rogers Vice President and Chief Human Resources Officer	–	7,330	13,610	20,940
Rajiv A. Tata Vice President, General Counsel and Corporate Secretary	–	6,920	12,830	19,750
Christopher D. Wampler Vice President, Chief Financial Officer, Controller and Treasurer	–	6,920	12,830	19,750
All Current Executive Officers as a Group	–	68,280	172,756	241,036
Non-Employee Directors as a Group	–	25,140	–	25,140
All Employees (excluding Executive Officers as a Group)	8,000	165,550	48,800	222,350

New Plan Benefits

Information about awards granted to our named executive officers during 2021 under our Prior Plan can be found under the heading “2021 Grants of Plan-Based Awards Table” on page 56 of this Proxy Statement.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our compensation plans under which equity securities are authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(3)
Equity Compensation Plans approved by security holders(1)	819,624	$ 35.30	113,579
Employee stock purchase plan approved by security holders(2)	–	–	609,670
Equity compensation plans not approved by security holders	–	–	–
TOTAL	819,624		723,249

(1)	Consists of the 2020 Stock Incentive Plan (“2020 Plan”) and the 2013 Stock Incentive Plan, as Amended (“2013 Plan”), although the remaining shares available under the 2013 Plan as of May 6, 2020 were folded into the 2020 Plan plus any shares of common stock subject to outstanding awards under the 2013 Plan on or after May 6, 2020 that are forfeited, terminated, expire, or otherwise lapse without being exercised (to the extent applicable). The number of securities to be issued consists of 317,779 for stock options, 202,282 for restricted stock units and 299,563 for performance stock units at target. The weighted average exercise price applies only to the stock options.
(2)	The 2018 Employee Stock Purchase Plan enables employees to purchase our common stock at a 15% discount to the lower of the market value at the beginning or end of each six month offering period. As such, the number of shares that may be issued during a given six month period and the purchase price of such shares cannot be determined in advance. See Note 10 to our consolidated financial statements included in Part IV, Item 15(a) of this Annual Report on Form 10-K.
(3)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in alternative.

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to awards granted under the 2020 Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the grantee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. Grantees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards, and the disposition of any acquired shares.

Incentive Stock Options

Pursuant to the Amended 2020 Stock Plan, employees may be granted options which are intended to qualify as Incentive Stock Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and Ducommun is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Incentive Stock Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the “Incentive Stock Option Holding Period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and Ducommun will not be entitled to any deduction. However, if the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option Holding Period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares, and (4) Ducommun will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

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Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) over the exercise price of such option, and Ducommun will be entitled to a deduction equal to such amount. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Stock Appreciation Rights

A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

Grantees of restricted stock, restricted stock units, performance shares and performance share units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Miscellaneous Tax Issues

Awards may be granted under the Amended 2020 Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, Ducommun will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2020 Stock Plan.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2020 Stock Plan by delivering previously owned common stock or by reducing the amount of common stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

The Amended 2020 Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and Ducommun will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of Ducommun would give rise to an excess parachute payment.

As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either on their own or when combined with all other types of compensation received by a covered employee from Ducommun, may cause this limitation to be exceeded in any particular year.

The affirmative vote of a majority of the shares of the Corporation’s common stock represented in person or by proxy and entitled to vote at a duly held shareholder’s meeting is required for the approval of the 2020 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2020 STOCK INCENTIVE PLAN.

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Proposal 5
Ratification of the Selection of Independent Registered Public Accounting firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Ducommun’s independent registered public accounting firm for the year ending December 31, 2022. Neither Ducommun’s Certificate of Incorporation nor its Bylaws require that shareholders ratify the selection of PwC as Ducommun’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If Ducommun’s shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC, but may nonetheless retain PwC as Ducommun’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of Ducommun and its shareholders. A representative of PwC plans to attend the Annual Meeting. That individual will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

Independent Registered Public Accounting Firm

PwC has served as Ducommun’s independent registered public accounting firm since 1989, and the Audit Committee has selected PwC as Ducommun’s independent registered public accounting firm for the year ending December 31, 2022. PwC has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

Principal Accountant Fees and Services

PwC billed Ducommun for the following professional services rendered for the years ended December 31, 2020, and December 31, 2021:

	2020	2021
Audit Fees(1)	$2,640,000	$2,697,000
All Other Fees(2)	3,600	4,150
TOTAL	$2,643,600	$2,701,150

(1)	Professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Quarterly Reports on Form 10-Q for services normally provided by the accountant in connection with statutory and regulatory filings for these years, as well as certain transaction review and related expenses.
(2)	Represents all other fees billed in connection with a subscription to PwC’s accounting and disclosure tools.

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Recommendation to Appoint PwC as Independent Registered Public Accounting Firm

PwC has been Ducommun’s auditor since 1989. As in prior years, the Audit Committee undertook a review of PwC in determining whether to select PwC as Ducommun’s independent registered accounting firm for 2022 and to recommend ratification of that firm’s selection to our shareholders. In that review, the Audit Committee considered a number of factors including:

•	Continued independence of PwC;
•	Length of time PwC has been engaged by Ducommun;
•	Senior management’s assessment of PwC’s performance;
•	Audit and non-audit fees;
•	Capacity to appropriately staff the audit;
•	Geographic and subject-matter coverage;
•	Lead Audit Engagement Partner performance;
•	Overall performance;
•	Qualifications and quality control procedures; and
•	Whether retaining PwC is in the best interests of Ducommun.

Based on this review, the Audit Committee believes that PwC is independent and that it is in the best interests of Ducommun and our shareholders to retain PwC to serve as our independent registered public accounting firm for 2022. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with Ducommun. These include:

•	Higher quality audit work and accounting advice due to PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and
•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with our business.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to Ducommun to five years. The current lead audit engagement partner is in his second year in that role.

Policy for Pre-Approval of Independent Accountant Services

The Audit Committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of our financial statements), and the proposed fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, our management submits to the Audit Committee for approval each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. In order to promptly handle unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The Chairman of the Audit Committee reports any such actions taken to the Audit Committee at its next meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent registered public accounting firm for 2021 and 2020.

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Audit Committee Report

The Audit Committee is made up of four non-employee directors, all of whom are “independent” under applicable listing standards of the NYSE and applicable SEC rules. The Audit Committee is governed by a written charter, which has been adopted by the Board. A copy of the current Audit Committee charter is available on Ducommun’s website at http://investors.ducommun.com/static-files/6fa9c6ac-392e-4ea6-9062-167e7f130853.

Ducommun’s management is responsible for the preparation, presentation and integrity of the consolidated financial statements, maintaining a system of controls, and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal controls over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to our internal controls over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing Ducommun’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met four times during 2021. Throughout the year, the Audit Committee met with PwC, management, and the internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	Reviewed and discussed with management and PwC Ducommun’s consolidated financial statements for the year ended December 31, 2021, and the quarters ended April 3, 2021, July 3, 2021, and October 2, 2021;
•	Oversaw and discussed with management Ducommun’s review of internal controls over financial reporting;
•	Reviewed management’s representations that Ducommun’s consolidated financial statements were prepared in accordance with GAAP and fairly present Ducommun’s results of operations and financial position;
•	Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•	Received the written disclosures and letter from PwC required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC the latter’s independence;
•	Considered whether the provision of non-audit services by PwC to Ducommun is compatible with maintaining PwC’s independence;
•	Monitored the Ethics Point reporting system implemented to provide an anonymous complaint reporting process;
•	Reviewed the scope of and overall plans for the annual audit and the internal audit program;
•	Reviewed new accounting standards applicable to Ducommun with the Chief Financial Officer, internal audit department and PwC;
•	Consulted with management and PwC with respect to Ducommun’s processes for risk assessment and risk mitigation;
•	In conjunction with the Board, reviewed Ducommun’s cybersecurity and data privacy risks and policies and controls designed to mitigate such risks;
•	Reviewed the implementation and effectiveness of Ducommun’s ethics and compliance program, including processes for monitoring compliance with applicable laws, Company policies, and Ducommun’s Code of Business Conduct and Ethics; and
•	Reviewed and discussed with management its assessment and report on the effectiveness of Ducommun’s controls over financial reporting as of December 31, 2021, which it made based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with PwC its review and report on Ducommun’s internal controls over financial reporting as of December 31, 2021. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Committee Chair
Richard A. Baldridge
Robert C. Ducommun
Samara A. Strycker

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Ducommun specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

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Questions and Answers about the Proxy Materials and the Annual Meeting

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700
Santa Ana, California 92707-5759
(657) 335-3665

When and where will the Annual Meeting be held?

We intend to hold the 2022 Annual Meeting of Shareholders of Ducommun (the “Annual Meeting”) on Wednesday, April 20, 2022, at 9:00 a.m., Pacific Time, via a live audio webcast on the above date and time, with no physical location for shareholders to attend. You or your proxyholder would be able to participate, vote, and examine our list of stockholders at a virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/ DCO2022 and using your 16-digit control number. We intend for any virtual Annual Meeting to afford stockholders the same general rights and opportunities to participate as they would have at an in-person meeting.

Why is the Company holding a Virtual Annual Meeting this year?

The Company is holding a virtual annual meeting this year due to the continued public health impact of COVID-19, and in order to permit shareholders from any location with access to the Internet to participate.

Who is entitled to vote during the Annual Meeting?

Holders of Ducommun’s common stock as of the close of business on February 22, 2022 (the “Record Date”) are entitled to vote during the Annual Meeting. At the close of business on the Record Date, Ducommun had outstanding 11,972,368 shares of common stock.

Why did I receive proxy materials?

We are providing you with these proxy materials in connection with the solicitation by Ducommun’s Board of Directors of proxies to be used at our Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

Why didn’t I receive paper copies of the proxy materials?

A Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, a proxy card or voting instruction card, and our 2021 Annual Report to Shareholders will be made available to our shareholders on or about March 9, 2022. As permitted by the Securities and Exchange Commission, we are making our proxy materials available to our shareholders electronically. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2021 Annual Report to Shareholders. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe using electronic delivery will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, you will be asked to vote on five proposals:

(1)	Election of two directors named in this Proxy Statement to serve on the Board of Directors until Ducommun’s 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, subject to their earlier, death, resignation or removal;
(2)	Ratification of the election of one director named in this Proxy Statement to serve on the Board of Directors until Ducommun’s 2024 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, subject to his earlier, death, resignation or removal;
(3)	Approval of Ducommun’s executive compensation on an advisory basis;
(4)	Approval of a proposed amendment and restatement of the 2020 Stock Incentive Plan; and
(5)	Ratification of the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2022.

We also will transact any other business that properly comes before the Annual Meeting or any adjournment thereof. The Board does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote according to their discretion unless such proxies are limited to the contrary.

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What are the Board’s voting recommendations, and what are the requirements for each proposal to pass?

Proposal	Board voting recommendation	Vote required to pass	Effect of abstentions and broker non-votes
Election of directors for Class 2025	FOR all nominees	The two candidates receiving the highest number of votes will be elected	No effect
Ratification of appointment of one director to Class 2024	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect
Advisory vote to approve executive compensation	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect
Approve amendment and restatement of the 2020 Stock Incentive Plan	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect
Ratification of the independent public accountants	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect

Who can participate in the Annual Meeting?

Only shareholders of Ducommun as of the Record Date (or their authorized representatives) will be permitted to participate in the Annual Meeting online. To participate in the Annual Meeting online, including to vote, ask questions, and view the list of registered shareholders as of the Record Date during the Annual Meeting, shareholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting. com/DCO2022, enter the 16-digit control number included on their proxy card, Notice, or voting instruction form, and follow the instructions on the website.

If shares are held in street name and the shareholder’s Notice or voting instruction form indicates that the shareholder may vote those shares through the www.proxyvote.com website, then the shareholder may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on the voting instruction form or Notice. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

A question and answer session will be held during the Annual Meeting, and shareholders will be able to submit questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2022. Ducommun will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct posted on the virtual Annual Meeting website. If a question is not answered due to time constraints, Ducommun encourages shareholders to contact Mr. Suman Mookerji at (657) 335-3665. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the meeting.

The Annual Meeting audiocast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin at approximately 8:45 a.m. Pacific Time. Shareholders are encouraged to access the Annual Meeting early. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

For the 10 days before the Annual Meeting, shareholders may view the list of registered shareholders as of the Record Date at Ducommun’s principal place of business, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759.

How can I vote my shares?

If you are a stockholder of record, there are several ways for you to vote your shares or submit your proxy:

(1)	By Telephone—Call (800) 690-6903 prior to the day of the Annual Meeting and follow the instructions on your Notice or proxy card;
(2)	By Internet—Before the Annual Meeting by visiting www.proxyvote.com and following the instructions on your Notice or proxy card; During the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2022
(3)	By Mail—If you received your proxy materials by mail, you can sign, date and return the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, your bank, broker or other nominee will tell you how to vote your shares. If you wish to personally vote your shares at the Annual Meeting, you must obtain a legal proxy from your broker or nominee giving you the right to vote the shares.

What does it mean to vote by proxy?

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. You may appoint only one proxy holder or representative to attend the Annual Meeting on your behalf.

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How many votes am I entitled to?

In the election of the Class of 2025 directors, holders of common stock have cumulative voting rights, which means you are entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares you hold on the Record Date. You can cast all of your votes for one candidate or distribute your votes between two candidates. You cannot cast votes for more than two candidates. On all other matters to come before the Annual Meeting, each holder of common stock will be entitled to one vote for each share owned.

What if I submit a proxy but don’t give complete voting instructions?

If you submit a proxy without indicating your instructions, your shares will be voted as follows: (1) “FOR” the election of two directors named in the Proxy Statement to serve until Ducommun’s 2025 Annual Meeting of Shareholders, (2) “FOR” the ratification of the appointment of one director named in the Proxy Statement to serve until Ducommun’s 2024 Annual Meeting of Shareholders, (3) “FOR” approval of Ducommun’s executive compensation on an advisory basis, (4) “FOR” the proposed amendment and restatement of the 2020 Stock Incentive Plan, (5) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2022, and (6) in the proxy holder’s discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof.

What if I change my mind after I give my proxy?

You may revoke your proxy at any time before the Annual Meeting by (1) sending a written revocation to the Corporate Secretary at the address shown above, (2) submitting a later dated proxy, or (3) participating in and voting at the virtual Annual Meeting (although participating in the virtual Annual Meeting will not in and of itself revoke a proxy).

Who will count the votes?

Mr. Richard Leza with the Carideo Group will count the votes and act as the inspector of election at the Annual Meeting.

What is the quorum requirement for the meeting?

In order to conduct business at the Annual Meeting, we must have a “quorum”—meaning that a majority in voting power of the outstanding shares of common stock entitled to vote must be present, either in person or by proxy. Shares of common stock that reflect abstentions and broker non-votes (described in the response to the next question) will be treated as present and entitled to vote for the purposes of establishing a quorum.

What if I own my shares through a bank or broker and don’t give voting instructions?

Without your specific voting instructions, your bank or broker will not be allowed to vote your shares at the Annual Meeting on any matter other than the ratification of the auditors. On all other matters, there will be a so-called broker non-vote. “Broker non-votes” occur when a broker, bank or other nominee does not have discretionary power to vote on a particular proposal and has not received voting instructions from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not have any effect on the outcome of that proposal. Because your bank or broker does not have discretion to vote without your instructions on the election of directors, ratification of the appointment of directors, the approval of Ducommun’s executive compensation on an advisory basis, and approval of the amendment and restatement of the 2020 Stock Incentive Plan, we strongly encourage you to provide your voting instructions so your shares will be counted.

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Who is paying for this solicitation?

We intend to solicit proxies by mail, telephone, facsimile, and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies, for which it will be paid a fee of $7,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks, and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by Ducommun.

I live with another shareholder. Why did we only receive one copy of the proxy materials?

To reduce the expense of delivering duplicate proxy materials to multiple shareholders at the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. Householding reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to give proxy voting instructions for their individual shares.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you in the future, please submit a request in writing or by telephone to our Corporate Secretary at the address or phone number shown above, and we will promptly send you the materials you request. However, if you want to receive a paper proxy card or voting instruction card or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that you received. You can also contact our Corporate Secretary if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

How can I nominate a candidate for election, or submit a shareholder proposal, for consideration at the 2023 Annual Meeting?

From time to time our individual shareholders submit proposals that they believe should be voted upon by the shareholders. The SEC has adopted regulations that govern the inclusion of such proposals in our annual proxy materials. All such written proposals must be received by our Corporate Secretary at the address shown above no later than November 9, 2022, and must comply with the SEC regulations in order to be considered for inclusion in Ducommun’s 2023 proxy materials.

Our Bylaws require that notice of shareholder proposals other than for inclusion in our proxy materials must be received by our Corporate Secretary in the time period between 60 days and 135 days before the annual meeting. However, if we provide less than 35 days’ notice of the date of the 2023 annual meeting, notice of any shareholder proposal will be timely if received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Our Bylaws further provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless our Secretary has received, not less than 120 days prior to the date of such meeting, notice of the nomination of such person.

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Annual Report to Shareholders

Our Annual Report to Shareholders for 2021 will be made available to shareholders at or about the same time as this Proxy Statement. Our 2021 Annual Report and Proxy Statement are posted on our website at http://materials.proxyvote.com/264147. If you were a beneficial owner of our common stock on February 22, 2022, and you want a complete copy of our Annual Report on Form 10-K, including the exhibits thereto, we will provide such materials without charge upon written request to the Corporate Secretary at the address shown above. Our Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

By order of the Board of Directors

Rajiv A. Tata

Secretary

Santa Ana, California
March 9, 2022

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Appendix A

Reconciliation of GAAP and Non-GAAP Financial Measures

This Proxy Statement includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA as a percentage of Revenue and backlog. The tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Ducommun believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Ducommun’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures included in this Proxy Statement calculated in accordance with GAAP. Ducommun discloses different non-GAAP financial measures in order to provide greater transparency and to help Ducommun’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that Ducommun uses may not be comparable to similarly titled financial measures used by other companies.

Reconciliation of GAAP to Non-GAAP – Adjusted EBITDA

When viewed with our financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and accompanying reconciliations, we believe Adjusted EBITDA and Adjusted EBITDA as a percentage of Revenue provide additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define Adjusted EBITDA, explain how it is calculated, and provide a reconciliation to the most comparable GAAP measure in the table below. Adjusted EBITDA and the related financial ratios are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of these measures should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use Adjusted EBITDA non-GAAP operating performance measures internally as complementary financial measures to evaluate the performance and trends of our businesses. We also present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:

•	It does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	It does not reflect changes in, or cash requirements for, our working capital needs;
•	It does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•	It is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	It does not reflect the impact on earnings or charges resulting from matters unrelated to our ongoing operations; and
•	Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

As a result of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our consolidated financial statements contained in this Form 10-K.

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Even with the limitations above, we believe that Adjusted EBITDA is useful to an investor in evaluating our results of operations as this measure:

•	Is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	Helps investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•	Is used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:

•	Interest expense may be useful to investors for determining current cash flow;
•	Income tax expense may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business;
•	Depreciation may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations;
•	Amortization expense may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights;
•	Stock-based compensation expense may be useful to our investors for determining current cash flow;
•	Guaymas fire related expenses may be useful to our investors in evaluating our core operating performance;
•	Gain on sale-leaseback may be useful to our investors in evaluating our core operating performance;
•	Success bonus related to completion of sale-leaseback transaction may be useful to our investors in evaluating our core operating performance;
•	Purchase accounting inventory step-ups may be useful to our investors as they do not necessarily reflect the current or on-going cash charges related to our core operating performance;
•	Restructuring charges may be useful to our investors in evaluating our core operating performance;
•	Loss on extinguishment of debt may be useful to our investors for determining current cash flow; and
•	Other debt refinancing costs may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	(Dollars in thousands) Years Ended December 31,
	2021	2020	2019	2018
Net income	$135,536	$29,174	$32,461	$9,035
Interest expense	11,187	13,653	18,290	13,024
Income tax expense	34,948	2,807	5,302	1,236
Depreciation	14,051	13,824	13,519	13,501
Amortization	14,338	15,026	14,786	11,795
Stock-based compensation expense	11,212	9,299	7,161	5,040
Guaymas fire related expenses	2,486	1,704	–	–
Gain on sale-leaseback	(132,522)	–	–	–
Success bonus related to completion of sale-leaseback transaction(1)	1,451	–	–	–
Inventory purchase accounting adjustments(2)	106	–	511	622
Restructuring charges	–	2,424	–	14,792
Loss on extinguishment of debt	–	–	180	926
Other debt refinancing costs	–	–	77	697
Adjusted EBITDA	$92,793	$87,911	$92,287	$70,668
% of net revenues	14.4%	14.0%	12.8%	11.2%

(1)	2021 included $1.3 million of success bonus related to the completion of the sale-leaseback transaction that was recorded as part of cost of sales.
(2)	2021 and 2019 included inventory purchase accounting adjustments of inventory that was stepped up as part of our purchase price allocation from our acquisitions of Magnetic Seal LLC (f/k/a Magnetic Seal Corporation, “MagSeal”) and Nobles Worldwide, Inc. (“Nobles”) on December 16, 2021 and in October 2019, respectively, and both are a part of our Structural Systems operating segment.

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Reconciliation of GAAP to Non-GAAP – Backlog

Performance obligations are defined as customer placed purchase orders with firm fixed price and firm delivery dates. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed in this Proxy Statement is greater than the remaining performance obligations disclosed under ASC 606.

Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.

(in 000’s)	2018	2019	2020	2021
Remaining Performance Obligations	$722,800	$745,300	$779,700	$814,100
Backlog*	$863,589	$910,221	$807,741	$905,187

NOTE: There is no reconciliation between GAAP remaining performance obligations and the non-GAAP backlog amount.

*	Based on customer placed purchase orders and long-term agreements with firm fixed price and expected delivery dates of 24 months or less.

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Appendix B

Ducommun Incorporated Amended and Restated 2020 Stock Plan

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Ducommun Incorporated Amended and Restated 2020
Stock Incentive Plan

Section 1. PURPOSE OF PLAN

The purpose of the Amended and Restated 2020 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Company or any of its subsidiaries (a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3. AWARDS

(a)	The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Company (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative; provided that, Participants shall have no voting rights with respect to any Common Shares subject to such Awards until the Participant has become the holder of record of the Common Shares; provided, further, that dividends or dividend equivalents credited/payable in connection with an Award (to the extent such dividends or dividend equivalents may become credited/payable for the Award) that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests. Dividend equivalent rights shall not be granted in connection with any Award of stock options or stock appreciation rights.

(c)	Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d)	Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i)	a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A)	the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

(B)	a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

(C)	an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable pursuant to such Award, or

(D)	the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(ii)	a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically

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or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

(iii)	a provision required in order for such Award to qualify as an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

(e)	Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape.

(f)	The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g)	Other than in connection with a change in the Company’s capitalization (as described in Section 7), at any time when the exercise or base price of a stock option or stock appreciation right is above the Fair Market Value of a Common Share, the Company shall not, without shareholder approval (i) reduce the exercise or base price of such stock option or stock appreciation right, (ii) exchange such stock option or stock appreciation right for cash, another Award, or a new stock option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such stock option or stock appreciation right.

(h)	Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine provided, that Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Board of Directors and/or the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a change in control. Notwithstanding the foregoing, up to 5% of the aggregate number of Common Shares authorized for issuance under this Plan (as described in Section 4 hereof) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board of Directors and/or the Committee determines appropriate.

(i)	The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets,

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market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

(j)	The Board of Directors and/or Committee may, in an Award agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to restricted stock units and performance stock units. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if the Board of Directors and/or Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board of Directors and/or the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

Section 4. STOCK SUBJECT TO PLAN

(a)	The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall be, subject to adjustment as provided in Section 7 hereof, 809,030, plus (i) any shares of Common Stock that remained available for grant under the Ducommun Incorporated 2013 Stock Incentive Plan (the “Prior Plan”), as of May 6, 2020 and (ii) any shares of Common Stock subject to outstanding awards under the Prior Plan as of May 6, 2020 that on or after May 6, 2020 are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash.

(b)	For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Company to pay the withholding taxes related a stock option or stock appreciation right or the vesting or settlement of other Awards, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c)	The aggregate number of shares of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed the number set forth in Section 4(a), which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 250,000 (the “Annual Share Limit”). In addition, if, in any calendar year, all or a portion of the Annual Share Limit is not awarded to a Participant, the unused portion of the Annual Share Limit for such Participant shall also be available for grant to that Participant in subsequent years.

(d)	The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one non-employee director shall not exceed $250,000; provided, however, that in the calendar year in which a non-employee director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Directors, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem stock appreciation rights.

(e)	Awards may be granted and Common Shares may be issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines (“Substitute Awards”). Such Awards shall not reduce the Common Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration

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payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Common Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

Section 5. DURATION OF PLAN

Awards shall not be granted under this Plan after April 20, 2032. Although Common Shares may be issued after April 20, 2032 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after April 20, 2042.

Section 6. ADMINISTRATION OF PLAN

(a)	This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award otherwise intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

(b)	Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i)	adopt, amend and rescind rules and regulations relating to this Plan;

(ii)	determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder;

(iii)	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(iv)	to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(v)	grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(vi)	determine the extent to which adjustments are required pursuant to Section 7 hereof;

(vii)	interpret and construe this Plan and the terms and conditions of all Awards granted hereunder;

(viii)	to make all other determinations deemed necessary or advisable for the administration of this Plan; and

(ix)	to interpret and construe this Plan and the terms and conditions of all Awards granted hereunder and to make exceptions to any such provisions if the Board of Directors and/or the Committee, in good faith, determine that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe.

(c)	All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or

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operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Board of Directors and/or the Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan. In no event shall any action be taken pursuant to this Section 7 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 7. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 7 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in any award agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

(a)	increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b)	reduce the price at which options may be granted below the price provided for in Section 3(e);

(c)	reprice outstanding options or stock appreciation rights;

(d)	extend the term of this Plan;

(e)	change the class of persons eligible to be Participants;

(f)	increase the individual maximum limits in Section 4(c); or

(g)	otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Shares are traded, listed or quoted.

Section 9. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of April 20, 2022 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

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Section 10. LEGAL REQUIREMENTS

(a)	No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Company, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Company shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

(b)	It is the Company’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c)	The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section 11. MISCELLANEOUS

(a)	Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(b)	This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c)	Nothing in this Plan or an Award agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any subsidiary and/or its affiliates. Subject to Sections 5, 8 and 9, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its subsidiaries and/or its affiliates.

(d)	Except as otherwise provided by the Committee in the Award agreement, Awards may be forfeited if the Participant terminates his or her employment with the Company, a subsidiary or an affiliate for any reason.

(e)	To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code)

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upon “separation from service” (within the meaning of Section 409A of the Code) before the date that is three months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(f)	The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(g)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)	Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Common Shares subject to an award, will be subject to any recovery, recoupment, clawback and/ or other forfeiture policy maintained by the Company from time to time.

(i)	To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of a stock option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until all such obligations are satisfied.

(j)	Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Board of Directors and/or Committee. Further, and notwithstanding the foregoing, to the extent permitted by the Board of Directors and/or Committee, the person to whom an Award is initially granted (“Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Board of Directors and/or Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board of Directors and/or Committee provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 11(j), and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

(k)	Awards granted under the Plan and/or communications regarding the Plan and any Award under the Plan may be made by sent via electronic delivery through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

(l)	The Board of Directors shall have the authority, subject to the express limitations of the Plan, to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 2.

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SCAN TO
VIEW MATERIALS & VOTE

DUCOMMUN INCORPORATED
200 SANDPOINTE AVENUE, SUITE 700
SANTA ANA, CA 92707
ATTN: RAJIV A. TATA

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 19, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/DCO2022

You may attend the Annual Meeting of Shareholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 19, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68983-P66403 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DUCOMMUN INCORPORATED

The Board of Directors recommends a vote FOR the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Robert C. Ducommun
02) Dean M. Flatt

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5:

	For	Against	Abstain
2. Ratification of the Election of Jay Haberland as a Director to Serve Until the 2024 Annual Meeting of Shareholders.	☐	☐	☐
3. Advisory resolution to approve executive compensation.	☐	☐	☐
4. Approval of Proposed Amendment and Restatement of Ducommun Incorporated's 2020 Stock Incentive Plan.	☐	☐	☐
5. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2022.	☐	☐	☐

NOTE: As part of our precautions regarding the coronavirus (COVID-19) we are holding our 2022 Annual Meeting of Shareholders, on the date and time on the reverse, via live audio webcast. You or your proxyholder can participate, vote, and examine our list of shareholders at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2022 and using your 16-digit control number.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

D68984-P66403

DUCOMMUN INCORPORATED
Annual Meeting of Shareholders
April 20, 2022 9:00 AM P.T.
Online at www.virtualshareholdermeeting.com/DCO2022
This proxy is solicited by the Board of Directors

The undersigned hereby appoints RAJIV A. TATA, the agent and proxy of the undersigned, with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on February 22, 2022, at the Annual Meeting of Shareholders (the "Meeting") to be held on April 20, 2022 online via live audio webcast at www.virtualshareholdermeeting.com/DCO2022, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES NAMED IN PROPOSAL 1, FOR THE RATIFICATION OF THE ELECTION OF THE ONE DIRECTOR NAMED IN PROPOSAL 2, AND FOR PROPOSALS 3, 4 and 5, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)